Subject to completion, dated May 26, 2010

Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-160043

Preliminary prospectus supplement

(to prospectus dated June 17, 2009)

$

Discovery Communications, LLC

$            % Senior Notes due 20

$            % Senior Notes due 20

$            % Senior Notes due 20

Unconditionally Guaranteed by

Discovery Communications, Inc.

We are offering $             aggregate principal amount of     % Senior Notes due 20     (the “20     notes”) , $             aggregate principal amount of     % Senior Notes due 20     (the “20     notes”) and $             aggregate principal amount of     % Senior Notes due 20     (the “20     notes” and together with the 20     notes and the 20     notes, the “senior notes”). The 20     notes will bear interest at the rate of     % per year, the 20     notes will bear interest at the rate of             % per year and the 20     notes will bear interest at the rate of     % per year. Interest on the 20     notes is payable on             and             of each year, beginning on                     , 2010. Interest on the 20     notes is payable on              and              of each year, beginning on                     , 2010. Interest on the 20     notes is payable on             and             of each year, beginning on                     , 2010. The 20     notes will mature on                     , 20    , the 20     notes will mature on                     , 20     and the 20     notes will mature on                     , 20    .

We may redeem the senior notes in whole or in part at any time prior to their maturity at the redemption prices described in this prospectus supplement. If a Change of Control Triggering Event (as defined herein) occurs, we must offer to repurchase the senior notes at a redemption price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

The senior notes will be unsecured and will rank equally with all our other unsecured senior indebtedness. The senior notes will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by Discovery Communications, Inc., our indirect parent company. The guarantee will rank equally with all other unsecured senior indebtedness of Discovery Communications, Inc.

Investing in the senior notes involves risks. See “Risk factors” beginning on page S-8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to public(1)	Underwriting discounts and commissions	Proceeds, before expenses

Per 20 Note	%	%	%

Total	$	$	$

Per 20 Note	%	%	%

Total	$	$	$

Per 20 Note	%	%	%

Total	$	$	$

(1)	Plus any accrued interest, if any, from the date of original issuance.

The senior notes will not be listed on any securities exchange.

The underwriters expect to deliver the senior notes on or about             , 2010 through the book-entry system of The Depository Trust Company and its participants, including Clearstream Banking société anonyme and Euroclear Bank, S.A./N.V.

Joint Book-Running Managers

Citi	J.P. Morgan

BofA Merrill Lynch	Credit Suisse	RBS

            , 2010

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we provide to you. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus supplement

Prospectus

About this prospectus supplement

This prospectus supplement relates to a prospectus which is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell debt securities described in the accompanying prospectus in one or more offerings. The accompanying prospectus provides you with a general description of the debt securities we may offer. This prospectus supplement contains specific information about the terms of this offering. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that information in this prospectus supplement is inconsistent with information in the accompanying prospectus, the information in this prospectus supplement replaces the information in the accompanying prospectus and you should rely on the information in this prospectus supplement. Generally, when we refer to the prospectus, we are referring to both parts of this document combined.

Except as the context otherwise requires, or as otherwise specified or used in this prospectus supplement or the accompanying prospectus, the terms “we,” “our,” “us,” and “DCL” refer to Discovery Communications, LLC; the terms “Discovery” and “the Guarantor” refer to Discovery Communications, Inc., together with its subsidiaries (unless the context requires otherwise); and the term “DCH” refers to Discovery Communications Holding, LLC. References in this prospectus supplement to “U.S. dollars,” “U.S. $” or “$” are to the currency of the United States of America.

The distribution of this prospectus supplement and the accompanying prospectus and the offering and sale of the senior notes in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the senior notes. We are not making any representation to you regarding the legality of an investment in the senior notes by you under applicable investment or similar laws.

You should read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making your investment decision.

ii

Where you can find more information

Discovery files annual, quarterly and current reports, proxy statements and other information with the SEC. Its SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by Discovery with the SEC are also available on its website at http://www.discoverycommunications.com. Discovery’s website is not a part of this prospectus supplement or the accompanying prospectus. You may also read and copy any document Discovery files at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The SEC allows Discovery to incorporate by reference the information Discovery files with the SEC into this prospectus supplement and the accompanying prospectus, which means that Discovery can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that Discovery files later with the SEC will automatically update and supersede the previously filed information. Discovery incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any portions of the respective filings that were furnished, under applicable SEC rules, rather than filed, until the completion of the offering of the senior notes:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on February 22, 2010 (including information specifically incorporated by reference from Discovery’s Definitive Proxy Statement on Schedule 14A filed on March 24, 2010);

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed on April 30, 2010; and

•	Current Reports on Form 8-K filed on January 12, 2010, April 2, 2010 and May 6, 2010.

You may request a copy of these filings, at no cost, by writing or telephoning Discovery at the following address:

Discovery Communications, Inc.

One Discovery Place

Silver Spring, Maryland 20910

(240) 662-2000

Attn: Investor Relations

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document.

iii

Summary

The following summary highlights information contained elsewhere in this prospectus supplement. It may not contain all of the information that you should consider before investing in the senior notes. For a more complete discussion of the information you should consider before investing in the senior notes, you should carefully read this entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein.

Discovery Communications, Inc.

Business overview

Discovery is a leading global media and entertainment company that provides original and purchased programming across multiple distribution platforms in the United States and over 180 other countries, including over 100 television networks offering customized programming in 38 languages. Discovery’s strategy is to optimize the distribution, ratings and profit potential of each of its branded channels. Additionally, Discovery owns and operates a diversified portfolio of website properties and other digital services and develops and sells consumer and educational products, as well as media sound services in the U.S. and internationally. Discovery manages and reports its operations in three segments: U.S. Networks, consisting principally of domestic cable and satellite television network programming, web brands and other digital services; International Networks, consisting primarily of international cable and satellite television network programming; and Education and Other, consisting principally of curriculum-based service and product offerings and post-production sound services. Effective January 1, 2010, Discovery adopted recent accounting guidance that amends the model for determining whether an entity should consolidate a variable interest entity, which resulted in the deconsolidation of the Oprah Winfrey Network and Animal Planet Japan joint ventures and realigned its commerce business, which is now reported as a component of the U.S. Networks segment whereas it was previously reported as a component of the Commerce, Education and Other segment. Except for the financial information with respect to the fiscal quarters ended March 31, 2009 and 2010, the financial information included or incorporated by reference in this prospectus supplement has not been recast to reflect these changes.

Discovery’s media content spans genres including science, exploration, survival, natural history, sustainability of the environment, technology, anthropology, paleontology, history, space, archaeology, health and wellness, engineering, adventure, lifestyles and current events. This type of programming tends to be culturally neutral and maintains its relevance for an extended period of time. As a result, Discovery’s content translates well across international borders and is made even more accessible through extensive use of dubbing and subtitles in local languages, as well as the creation of local programming tailored to individual market preferences.

Discovery’s media content is designed to target key audience demographics and the popularity of Discovery’s programming creates a reason for advertisers to purchase commercial time on Discovery’s channels. Audience ratings are a key driver in generating advertising revenue and creating demand on the part of cable television operators, direct-to-home or “DTH” satellite operators and other content distributors to deliver Discovery’s programming to their customers.

In addition to growing distribution and advertising revenue for Discovery’s branded channels, Discovery is focused on extending content distribution across new distribution platforms,

including brand-aligned, web properties, mobile devices, video-on-demand and broadband channels, which provide promotional platforms for Discovery’s television programming and serve as additional outlets for advertising and affiliate sales. Discovery also operates websites including HowStuffWorks.com, Petfinder.com and Treehugger.com, that provide supplemental news, information and entertainment aligned with Discovery’s television programming.

Company history

Discovery became a public company on September 17, 2008 in connection with Discovery Holding Company (“DHC”) and Advance/Newhouse Programming Partnership (“Advance/Newhouse”) combining their respective ownership interests in DCH and exchanging those interests with and into Discovery (the “Newhouse Transaction”). As a result of the Newhouse Transaction, Discovery became the successor reporting entity to DHC under the Exchange Act.

Discovery has three series of common stock, Series A, Series B, and Series C, which trade on the Nasdaq Global Select Market under the symbols DISCA, DISCB, and DISCK, respectively.

Discovery Communications, LLC

DCL is an indirect wholly-owned subsidiary of Discovery. Substantially all of the operations of Discovery are conducted through DCL. DCL was converted into a Delaware limited liability company on May 14, 2007.

DCL and Discovery’s principal executive offices are located at One Discovery Place, Silver Spring, Maryland 20910, and the telephone number is (240) 662-2000.

Organizational structure

The following diagram illustrates, at a summary level, the ownership interests among Discovery, DCH, DCL and Advance/Newhouse subsequent to the Newhouse Transaction, as well as the material debt obligations of DCL and DCH as of March 31, 2010. As of March 31, 2010, Discovery had no indebtedness outstanding other than its guarantee of $500 million aggregate principal amount of DCL’s 5.625% Senior Notes. The diagram is in general terms and does not include intermediate subsidiaries.

*

Advance/Newhouse has a 33 1/3% interest in Discovery through its ownership of Discovery’s preferred stock, which votes with Discovery’s common stock on an as-converted basis, except for the election of common stock directors.

Risk factors

An investment in the senior notes involves certain risks. You should carefully consider the risks described in “Risk factors” in this prospectus supplement, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision.

The offering

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the senior notes, see “Description of senior notes” in this prospectus supplement and “Description of debt securities” in the accompanying prospectus.

Issuer	Discovery Communications, LLC

Guarantor	Discovery Communications, Inc.

Securities offered	$ in aggregate principal amount of % Senior Notes due 20 , $ in aggregate principal amount of % Senior Notes due 20 and $ in aggregate principal amount of % Senior Notes due 20 .

Stated maturity date	The 20 notes will mature on , 20 . The 20 notes will mature on , 20 . The 20 notes will mature on , 20 .

Interest rate	The 20 notes will bear interest at the rate of % per annum, accruing from , 2010. The 20 notes will bear interest at the rate of % per annum, accruing from , 2010. The 20 notes will bear interest at the rate of % per annum, accruing from , 2010.

Interest payment dates	Interest on the 20 notes will be paid on and of each year to the holders of record on and , respectively. The first interest payment on the 20 notes will be made on , 2010 to holders of record on , 2010. Interest on the 20 notes will be paid on and of each year to the holders of record on and , respectively. The first interest payment on the 20 notes will be made on , 2010 to holders of record on , 2010. Interest on the 20 notes will be paid on and of each year to the holders of record on and , respectively. The first interest payment on the 20 notes will be made on , 2010 to holders of record on , 2010.

Ranking of the senior notes	The senior notes will be DCL’s unsecured senior obligations and will rank equally in right of payment with DCL’s existing and future unsecured and unsubordinated indebtedness. The senior notes will be effectively subordinated to DCL’s secured indebtedness to the extent of the value of the assets securing that debt and effectively subordinated to any indebtedness and other liabilities of DCL’s subsidiaries. The senior notes will be senior in right of payment to all future subordinated indebtedness of DCL.

As of March 31, 2010, on a pro forma basis after giving effect to the offering of the senior notes and the application of the estimated proceeds therefrom:

•	DCL would have had approximately $ in aggregate principal amount of indebtedness outstanding that would have ranked equally in right of payment with the senior notes;

•	DCL would have had no secured indebtedness outstanding; and

•

DCL’s subsidiaries would have had approximately $83 million in aggregate principal amount of indebtedness outstanding. The senior notes would have been effectively subordinated to the indebtedness of DCL’s subsidiaries.

Guarantee	All payments on the senior notes, including principal and interest (and premium, if any), will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by the Guarantor.

The guarantee of the senior notes will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of the Guarantor. The guarantee will be effectively subordinated to the Guarantor’s secured indebtedness to the extent of the value of the assets securing that debt and effectively subordinated to any indebtedness and other liabilities of the Guarantor’s subsidiaries.

As of March 31, 2010, on a pro forma basis after giving effect to the offering of the senior notes and the application of the estimated proceeds therefrom:

•	the Guarantor would have had no indebtedness outstanding other than its guarantee of the notes offered by this prospectus and $500 million aggregate principal amount of DCL’s 5.625% Senior Notes; and

•

the Guarantor’s subsidiaries would have had approximately $3.5 billion in aggregate principal amount of indebtedness outstanding (including approximately $             in aggregate principal amount of indebtedness of DCH secured by the membership interests of DCL), all of which would have been effectively senior to the guarantee of the senior notes.

Optional redemption	DCL may redeem the senior notes in whole or in part at any time prior to their maturity at the redemption prices described under “Description of senior notes—Optional redemption,” plus any accrued and unpaid interest.

Change of control offer to repurchase	If a Change of Control Triggering Event (as defined herein) occurs, DCL must offer to repurchase the senior notes at a redemption price equal to 101% of the principal amount, plus accrued and unpaid interest, as described under “Description of senior notes—Change of control offer to repurchase.”

Sinking fund	None.

Covenants	DCL will issue the 20 notes, the 20 notes and the 20 notes as separate series of debt securities under the senior indenture, dated as of August 19, 2009, between DCL, the Guarantor and U.S. Bank National Association, as trustee. The senior indenture will be supplemented by a supplemental indenture to be entered into concurrently with the delivery of the senior notes (collectively, the “indenture”). The indenture restricts, among other things, DCL’s ability to:

•	incur certain liens securing debt;

•	enter into sale and leaseback transactions; and

•	sell all or substantially all of its assets or merge or consolidate with or into other companies.

Trading	The senior notes are new issues of securities with no established trading market. DCL does not intend to apply for listing of the senior notes on any securities exchange. The underwriters have advised DCL that they intend to make a market in the senior notes, but they are not obligated to do so and may discontinue their market-making activities at any time without notice. See “Underwriting” for more information about possible market-making activities by the underwriters.

Form and denomination	The senior notes will be issued in the form of one or more fully-registered global securities, without coupons, in denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof. These global securities will be deposited with the trustee as custodian for, and registered in the name of, a nominee of The Depository Trust Company (“DTC”). Except in the limited circumstances described under “Description of senior notes—Book-entry; delivery and form,” senior notes will not be issued in certificated form or exchanged for interests in global securities.

Use of proceeds	DCL intends to use all of the net proceeds of this offering to prepay some or all of the indebtedness of DCL and DCH, as described below, in specific amounts to be determined.

DCL intends to use a portion of the net proceeds of this offering to prepay on a pro rata basis indebtedness outstanding under DCH’s Term Loan B and Term Loan C.

DCL intends to use a portion of the net proceeds to prepay some or all of DCL’s senior notes at 100% of their principal amount, plus accrued and unpaid interest through the date of prepayment plus the applicable make-whole amount or breakfunding costs, as the case may be (each as defined in the applicable note purchase agreement governing each series of senior notes). See “Use of proceeds.”

Trustee	U.S. Bank National Association.

Certain material U.S. federal tax considerations	You should consult your tax advisors concerning the U.S. federal income tax consequences of owning the senior notes in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction. See “Certain material U.S. federal tax considerations.”

Governing law	The indenture and the senior notes will be governed by the laws of the State of New York.

Further issues	DCL may from time to time, without notice to or consent of the registered holders of the senior notes, create and issue additional senior notes, which may include senior notes of the same series, ranking equally and ratably with the senior notes of any series offered hereby in all respects.

Risk factors

An investment in the senior notes involves risks. You should carefully consider the following risks, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the risks and uncertainties included in Item 1A, “Risk Factors,” of Discovery’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and “Forward-Looking Statements” in the accompanying prospectus. If any of the following risks actually occurs, DCL’s and Discovery’s businesses, and your investment in the senior notes, could be negatively affected. These risks and uncertainties are not the only ones they face. Additional risks and uncertainties not presently known to DCL or Discovery, or that they currently deem immaterial, may also materially and adversely affect their business operations, results of operations, financial condition or prospects. If any of these risks materialized, our ability to pay interest on the senior notes when due or to repay the senior notes at maturity could be adversely affected, and the trading price of the senior notes could decline substantially.

The senior notes will be unsecured and, therefore, will be effectively subordinated to any secured debt of DCL. In addition, the senior notes will be guaranteed on an unsecured basis by Discovery, and therefore, the guarantee will be effectively subordinated to the secured debt of Discovery.

The senior notes will not be secured by DCL’s assets, and Discovery’s guarantee of the senior notes will not be secured by any of Discovery’s assets. As a result, the senior notes and the guarantee are effectively subordinated to any secured debt of DCL and Discovery, respectively, in each case to the extent of the value of the assets securing such debt. In any liquidation, dissolution, bankruptcy or other similar proceeding involving DCL, the holders of any secured debt of DCL may assert rights against DCL’s secured assets in order to receive full payment of their debt before the assets may be used to pay the holders of the senior notes. Similarly, in any liquidation, dissolution, bankruptcy or other similar proceeding involving Discovery, the holders of any secured debt of Discovery may assert their rights against Discovery’s secured assets in order to receive full payment of their debt before Discovery’s assets may be used to make payments to the holders of the senior notes under the guarantee. The terms of the indenture limit DCL’s ability to create, incur, assume or permit to exist any liens to secure any debt of DCL. However, these limitations are subject to numerous exceptions. See “Description of senior notes—Certain covenants”. In addition, the terms of the indenture do not limit Discovery’s ability to create, incur, assume or permit to exist any liens to secure any debt. As of March 31, 2010, on a pro forma basis after giving effect to the offering of the senior notes and the application of the estimated proceeds therefrom, neither DCL nor Discovery had any secured debt outstanding. See “Description of senior notes—Ranking.”

DCL conducts a substantial amount of its operations, and Discovery conducts all of its operations, through subsidiaries. DCL and Discovery may be limited in their ability to access funds from their subsidiaries to service their debt, including the senior notes. In addition, the senior notes will not be guaranteed by the subsidiaries of DCL or Discovery.

DCL conducts a substantial amount of its operations, and Discovery conducts all of its operations, through subsidiaries. Accordingly, they depend on their subsidiaries’ earnings and advances or loans made by the subsidiaries to them (and potentially dividends or distributions by the subsidiaries to them) to provide funds necessary to meet their obligations, including the payments of principal, premium, if any, and interest on the senior notes. If DCL and Discovery are unable to access the cash flows of their subsidiaries, they would be unable to meet their debt obligations.

The subsidiaries of DCL and Discovery are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the senior notes or to make funds available to them to do so. In addition, the ability of the subsidiaries of DCL and Discovery to pay dividends or otherwise transfer assets to them is subject to various restrictions under applicable law and limitations under contractual obligations. In the event of a bankruptcy, liquidation or reorganization of any of DCL’s or Discovery’s subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to DCL or Discovery. In addition, the indenture allows DCL and Discovery to create new subsidiaries and invest in their subsidiaries, all of whose assets you will not have any claim against.

The senior notes will be effectively subordinated to the existing and future liabilities of DCL’s subsidiaries, and the guarantee will be effectively subordinated to the existing and future liabilities of Discovery’s subsidiaries.

DCL’s and Discovery’s equity interests in their respective subsidiaries are subordinated to any debt and other liabilities and commitments of their respective subsidiaries to the extent of the value of the assets of such subsidiaries, whether or not secured. As a result, DCL and Discovery may not have direct access to the assets of their respective subsidiaries unless those assets are transferred by dividend or otherwise to them. DCL’s right to receive assets of any of its subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the senior notes to participate in those assets, will be effectively subordinated to the claims of creditors of DCL’s subsidiaries. Similarly, Discovery’s right to receive assets of any of its subsidiaries upon their bankruptcy, liquidation or reorganization will be effectively subordinated to the claims of creditors of Discovery’s subsidiaries. As a result, Discovery’s obligations under the guarantee may only be satisfied with the remaining assets of its subsidiaries after creditors’ claims against such subsidiaries’ assets have been satisfied. In addition, even if DCL or Discovery were creditors of any of their respective subsidiaries, their rights as creditors would be subordinated to any security interest in the assets of their respective subsidiaries, and any debt of their respective subsidiaries secured by those assets would be senior to that held by them. As of March 31, 2010, on a pro forma basis after giving effect to the offering of the senior notes and the application of the estimated proceeds therefrom, DCL’s subsidiaries would have had approximately $83 million of indebtedness outstanding, and Discovery’s subsidiaries would have had approximately $3.5 billion of indebtedness outstanding. See “Description of senior notes—Ranking.”

An active trading market for the senior notes may not develop.

The senior notes are a new issue of securities with no established trading market, and DCL does not intend to list them on any securities exchange. DCL has been informed by the underwriters that they intend to make a market in the senior notes after the offering is completed. However, the underwriters are not obligated to do so and may discontinue their market-making activities at any time without notice. In addition, the liquidity of the trading market in the senior notes, and the market price quoted for the senior notes, may be adversely affected by changes in the overall market for fixed income securities and by changes in DCL’s financial performance or prospects or in the prospects for companies in its industry generally. In addition, such market-making activity will be subject to limits imposed by the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act. As a result, there can be no assurance that an active trading market will develop for the senior notes. If no active trading market develops, you may not be able to resell your senior notes at their fair market value or at all.

Changes in our credit ratings or the debt markets could adversely affect the trading price of the senior notes.

The trading price for the senior notes will depend on many factors, including:

•	our credit ratings with major credit rating agencies;
•	the prevailing interest rates being paid by other companies similar to us;
•	our financial condition, financial performance and future prospects; and
•	the overall condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the trading price of the senior notes.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. A negative change in our rating could have an adverse effect on the trading price of the senior notes.

The senior notes do not restrict our ability to incur additional debt, repurchase our securities or to take other actions that could negatively impact our ability to pay our obligations under the senior notes.

We are not restricted under the terms of the senior notes from incurring additional debt or repurchasing our securities. In addition, the limited covenants applicable to the senior notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the senior notes could have the effect of diminishing our ability to make payments on the senior notes when due.

We may not be able to repurchase all of the senior notes upon a change of control, which would result in a default under the senior notes.

Upon the occurrence of a Change of Control Triggering Event (as defined herein), unless we have exercised our right to redeem the senior notes, each holder of senior notes will have the right to require us to repurchase all or any part of such holder’s senior notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. If we experience a Change of Control Triggering Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the senior notes. In addition, our ability to repurchase the senior notes for cash may be limited by law, or by the terms of other agreements relating to our indebtedness outstanding at that time. Our failure to repurchase the senior notes as required under the indenture governing the senior notes would result in a default under the indenture, which could have material adverse consequences for us and for holders of the senior notes. See “Description of senior notes—Change of control offer to repurchase.”

Ratio of earnings to fixed charges(1)

(Dollars in millions)

The following table sets forth Discovery’s ratio of earnings to fixed charges for the periods indicated.

	For the three months ended	For the year ended December 31,
	March 31, 2010	2009(3)	2008(3)	2007	2006	2005

Ratio of earnings (loss) to fixed charges(2)	4.5x	4.7x	3.7x	1.0x	—	—
Deficiency					$11	$8

(1)	The results for the years prior to 2008 reflect only the results of Discovery’s predecessor, DHC.

(2)	For purposes of calculating the ratios above, earnings consist of net income from continuing operations plus provision for income taxes, (earnings) loss of equity investees, distributions of income from equity investees and fixed charges. Fixed charges include interest expense and the interest portion of rent expense which is deemed to be representative of the interest factor.

(3)	The 2009 and 2008 financial information has not been recast to reflect the deconsolidation of the Oprah Winfrey Network and Animal Planet Japan joint ventures in accordance with the recent accounting guidance that amends the model for determining whether an entity should consolidate a variable interest entity. As such, the 2009 and 2008 financial information is not presented under the same basis as the March 31, 2010 financial information.

Use of proceeds

DCL expects the net proceeds from this offering of senior notes to be approximately $             million after deducting the underwriting discount and its estimated expenses related to the offering. DCL intends to use all of the net proceeds of this offering to prepay some or all of the indebtedness of DCL and DCH, as described below, in specific amounts to be determined.

DCL intends to use a portion of the net proceeds of this offering to prepay on a pro rata basis indebtedness outstanding under DCH’s Term Loan B and Term Loan C, prior to their stated maturity in May 2014. For the year ended December 31, 2009, the weighted average interest rate for Term Loan B was 2.92%. From May 14, 2009 through December 31, 2009, the weighted average interest rate for Term Loan C was 5.25%. As of May 26, 2010, there was approximately $1.459 billion outstanding under Term Loan B and $495 million outstanding under Term Loan C.

DCL intends to use a portion of the net proceeds to prepay some or all of the following series of DCL’s senior notes after 30 days’ prior notice at 100% of their principal amount, plus accrued and unpaid interest through the date of prepayment and the applicable make-whole amount or breakfunding costs, as the case may be (each as defined in the applicable note purchase agreement governing each series of senior notes):

•	8.37% Senior Notes due March 9, 2011, of which as of May 26, 2010 there was $220 million in aggregate principal amount outstanding and which we have called for prepayment;

•	8.13% Senior Notes due September 30, 2012, of which as of May 26, 2010 there was $235 million in aggregate principal amount outstanding;

•	6.01% Senior Notes due December 1, 2015, of which as of May 26, 2010 there was $390 million in aggregate principal amount outstanding; and

•

Floating Rate Senior Notes due December 1, 2012, of which as of May 26, 2010 there was $90 million in aggregate principal amount outstanding. For the year ended December 31, 2009, the weighted average interest rate for the Floating Rate Senior Notes was 2.49%.

DCL currently estimates that the aggregate make-whole payment if all the above series of senior notes are prepaid will be approximately $107 million.

DCL will temporarily invest the net proceeds in short-term investments until they are used for their stated purpose.

Capitalization

The following table sets forth Discovery’s capitalization as of March 31, 2010 on a historical basis and as adjusted to give effect to the sale of the senior notes offered hereby and the application of the estimated proceeds from the sale of the senior notes as described in “Use of proceeds,” after deducting the underwriting discount, but before deducting the amount of estimated offering expenses. You should read this table in conjunction with the information contained in Discovery’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Discovery’s consolidated financial statements and related notes in Discovery’s filings incorporated by reference into this prospectus.

	As of March 31, 2010 (unaudited)
(Amounts in millions, except par values)	Actual	As adjusted

Cash and cash equivalents	$691			$(1)

Debt:
$1.5 billion Term Loan B, due quarterly September 2007 to May 2014	1,459
$500 million Term Loan C, due quarterly June 2009 to May 2014	495
8.37% Senior Notes, semi-annual interest, due March 2011	220
8.13% Senior Notes, semi-annual interest, due September 2012	235
Floating Rate Senior Notes, semi-annual interest, due December 2012	90
6.01% Senior Notes, semi-annual interest, due December 2015	390
5.625% Senior Notes, semi-annual interest, due August 2019	500		500
% Senior Notes due 20 offered hereby	—			(2)
% Senior Notes due 20 offered hereby	—			(2)
% Senior Notes due 20 offered hereby	—			(2)
Obligations under capital leases and other notes payable	115		115
Unamortized discount	(13)			(3)

Total debt, net	3,491
Redeemable noncontrolling interests	49 (4)		49	(4)
Equity:
Series A convertible preferred stock, $0.01 par value; authorized 75 shares; issued and outstanding 71 shares	1		1
Series C convertible preferred stock, $0.01 par value; authorized 75 shares; issued and outstanding 71 shares	1		1
Series A common stock, $0.01 par value; authorized 1,700 shares; issued and outstanding 136 shares	1		1
Series B convertible common stock, $0.01 par value; authorized 100 shares; issued and outstanding 7 shares	—		—
Series C common stock, $0.01 par value; authorized 2,000 shares; issued and outstanding 142 shares	2		2
Additional paid-in capital	6,618		6,618
Accumulated deficit	(224)			(5)
Accumulated other comprehensive loss	(40)			(6)

Equity attributable to Discovery Communications, Inc.	6,359
Equity attributable to noncontrolling interests	25

Total equity	6,384

Total capitalization	$9,924	$

(1)	As-adjusted cash and cash equivalents reflects actual cash and cash equivalents as of March 31, 2010, plus the amount of proceeds (net of underwriting discount) received from this offering, less cash payments of approximately $ used to repay the debt obligations as described under “Use of proceeds”, but before the payment of estimated offering expenses.

(2)	Reflects the issuance of the senior notes offered in this prospectus.

(3)	As adjusted unamortized discount reflects an additional $ million of discounts related to the sale of the senior notes offered in this prospectus, net of $ million in accelerated amortization of discounts related to the debt obligations that will be repaid as described under “Use of proceeds.”

(4)	Redeemable noncontrolling interests represent accrued amounts for put rights held by a joint venture partner for certain of our joint ventures. For more information, refer to Discovery’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 incorporated by reference herein.

(5)	As-adjusted accumulated deficit reflects losses of $ , net of tax, for the repayment of the debt obligations as described under “Use of proceeds”, and the reclassification of unrealized losses of $ , net of tax, for interest rate swaps used to hedge interest payments for the debt obligations that will be repaid, which we expect to recognize upon repayment.

(6)	As-adjusted accumulated other comprehensive loss reflects the reclassification of unrealized losses of $ , net of tax, for interest rate swaps used to hedge interest payments for the debt obligations that will be repaid as described under “Use of proceeds”, which we expect to recognize upon repayment.

Description of senior notes

We will issue the 20     notes, the 20     notes and the 20     notes as separate series of debt securities under the senior indenture, dated as of August 19, 2009, among us, the Guarantor and U.S. Bank National Association, as trustee. The senior indenture will be supplemented by a supplemental indenture to be entered into concurrently with the delivery of the senior notes (collectively, the “indenture”). Because this is a summary, it does not contain all the information that may be important to you. The following description of specific terms of the senior notes is qualified in its entirety by reference to the provisions of the indenture, including the definitions of certain terms contained therein and those terms made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Capitalized and other terms not otherwise defined in this prospectus supplement have the meanings given to them in the indenture. As used in this “Description of senior notes,” “we,” “our,” “us,” and “DCL” refers to Discovery Communications, LLC, and the “Guarantor” refers to Discovery Communications, Inc. Such terms do not, unless the context otherwise indicates, include the subsidiaries of such entities. The indenture is an exhibit to the registration statement of which the prospectus attached to this prospectus supplement is part. The terms of the senior notes include those stated in the indenture and those which are made a part of the indenture by the Trust Indenture Act. A copy of the indenture is available for inspection at the office of the trustee.

The 20     notes will be issued in an initial aggregate principal amount of $            , the 20     notes will be issued in an initial aggregate principal amount of $             and the 20     notes will be issued in an initial aggregate principal amount of $            . The senior notes will be issued only in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

General

The specific terms of the 20     notes, the 20     notes and the 20     notes are set forth below:

•	Title: % Senior Notes due 20 , % Senior Notes due 20 and % Senior Notes due 20 .

•

Initial principal amount being issued: $             in aggregate principal amount of     % Senior Notes due 20    , $             in aggregate principal amount of     % Senior Notes due 20     and $             in aggregate principal amount of     % Senior Notes due 20    .

•	Stated maturity date: The 20 notes will mature on , 20 . The 20 notes will mature on , 20 . The 20 notes will mature on , 20 .

•	Interest rate: The 20 notes will bear interest at the rate of % per annum. The 20 notes will bear interest at the rate of % per annum. The 20 notes will bear interest at the rate of % per annum.

•	Date interest starts accruing: Interest on the 20 notes will start accruing on , 2010. Interest on the 20 notes will start accruing on , 2010. Interest on the 20 notes will start accruing on , 2010.

•	Interest payment dates: Interest on the 20 notes will be paid on and of each year. Interest on the 20 notes will be paid on and of each year. Interest on the 20 notes will be paid on and of each year.

•

First interest payment date: The first interest payment on the 20     notes will be made on                     , 2010. The first interest payment on the 20     notes will be made on                     , 2010. The first interest payment on the 20     notes will be made on                     , 2010.

•

Regular record dates for interest: Regular record dates for interest on the 20     notes will be             and             of each year. Regular record dates for interest on the 20     notes will be              and              of each year. Regular record dates for interest on the 20     notes will be             and             of each year.

•	Computation of interest: Interest on the senior notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

•	Form of senior notes: The senior notes will be in the form of one or more global senior notes that we will deposit with or on behalf of DTC.

•	Sinking fund: The senior notes will not be subject to any sinking fund.

•

Ranking: The 20     notes, the 20     notes and the 20     notes will constitute separate series of our unsecured and unsubordinated senior debt securities, ranking equally and ratably with each other and any other unsecured and unsubordinated debt of ours. See “—Ranking” below.

•

Guarantee: Payment of the principal of (and premium, if any, on) and interest on the senior notes, and all other amounts due under the indenture, will be unconditionally guaranteed on an unsecured and unsubordinated basis by the Guarantor. See “—Guarantee” below.

Ranking

The senior notes will be unsecured senior obligations of DCL and, as such, will rank equally and ratably in right of payment with all other existing and future unsecured and unsubordinated indebtedness of DCL and senior in right of payment to all future subordinated indebtedness of DCL. Because the senior notes will not be secured, they will be effectively subordinated to any future secured indebtedness of DCL to the extent of the value of the collateral securing that indebtedness. The senior notes will also be effectively subordinated to any indebtedness and other liabilities of the subsidiaries of DCL.

As of March 31, 2010, on a pro forma basis after giving effect to the offering of the senior notes and the application of the estimated proceeds therefrom, DCL would have had approximately $             in aggregate principal amount of indebtedness outstanding that would have ranked equally and ratably in right of payment with the senior notes and DCL would have had no secured indebtedness outstanding, and DCL’s subsidiaries would have had approximately $83 million in aggregate principal amount of indebtedness outstanding, which the senior notes would have been effectively subordinated to. See “Capitalization” and “Use of proceeds” in this prospectus supplement.

Guarantee

Payment of the principal of (and premium, if any, on) and interest on the 20     notes, the 20     notes and the 20     notes, and all other amounts due under the indenture, will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by the Guarantor. The guarantee of each series of senior notes will rank equally and ratably in right of payment with all other existing and future unsecured and unsubordinated indebtedness of the Guarantor, and senior in right of payment to all future subordinated indebtedness of the Guarantor. Because the guarantee of each series of senior notes will not be secured, it will be effectively subordinated to any existing and future secured indebtedness of the Guarantor to the extent of the value of the collateral securing that indebtedness. The guarantee will also be effectively subordinated to any indebtedness and other liabilities of the subsidiaries of the Guarantor.

As of March 31, 2010, on a pro forma basis after giving effect to the offering of the senior notes and the application of the estimated proceeds therefrom, the Guarantor would have had no outstanding indebtedness other than its guarantee of the notes offered by this prospectus and $500 million aggregate principal amount of DCL’s 5.625% Senior Notes, and the Guarantor’s subsidiaries would have had approximately $3.5 billion in aggregate principal amount of indebtedness outstanding (including approximately $             in aggregate principal amount of indebtedness of DCH secured by the membership interests of DCL), all of which would have been effectively senior to the guarantee of the senior notes. See “Capitalization” and “Use of proceeds” in this prospectus supplement.

Further issues

We may from time to time, without notice to or the consent of the registered holders of the senior notes, create and issue additional senior notes ranking equally and ratably with the senior notes of any series offered hereby in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such additional senior notes or except for the first payment of interest following the issue date of such additional senior notes), so that such additional senior notes will be consolidated and form a single series with such series offered hereby and will have the same terms as to status, redemption or otherwise as such series offered hereby.

Optional redemption

The 20     notes, the 20     notes and the 20     notes will be redeemable, in each case, in whole or in part, at the option of DCL at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the senior notes to be redeemed, and (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the senior notes to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus      basis points in the case of the 20     notes,      basis points in the case of the 20     notes and      basis points in the case of the 20     notes, plus, in each case, accrued interest on the principal amount being redeemed to the date of redemption.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the senior notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such senior notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by DCL.

“Reference Treasury Dealer” means (i) each of Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and their respective successors; provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), DCL will substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealers selected by DCL.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the senior notes to be redeemed. Unless DCL defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the senior notes or portions thereof called for redemption.

Change of control offer to repurchase

If a Change of Control Triggering Event occurs, unless we have exercised our right to redeem the 20     notes, the 20     notes and the 20     notes in full, as described under “Optional redemption,” holders of senior notes will have the right to require us to repurchase all or a portion of such holder’s 20     notes, 20     notes and 20     notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, subject to the rights of holders of senior notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, by first class mail, a notice to holders of senior notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the repurchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, may state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of senior notes electing to have senior notes repurchased pursuant to a Change of Control Offer will be required to surrender their senior notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the senior note completed, to the paying agent at the address specified in the notice, or transfer their senior notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all senior notes properly tendered and not withdrawn under its offer.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the senior notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the senior notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the senior notes by virtue of any such conflict.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Guarantor and its subsidiaries, or DCL and its subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of senior notes to require us to repurchase the senior notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Guarantor and its subsidiaries, or DCL and its subsidiaries, taken as a whole, to another “person” (as that term is used in Section 13(d)(3) of the Exchange Act) may be uncertain.

For purposes of the Change of Control Offer discussion above, the following definitions are applicable:

“Below Investment Grade Rating Event” with respect to the senior notes means that such senior notes become rated below Investment Grade by each Rating Agency on any date from the date of the public notice by the Guarantor or DCL of an arrangement that results in a Change of Control until the end of the 60-day period following public notice by the Guarantor or DCL of the occurrence of a Change of Control (which period will be extended so long as the rating of such senior notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided, however, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event), if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any one of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Guarantor and its subsidiaries, or DCL and its subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Guarantor or one of its subsidiaries;

(2) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than any Significant Shareholder or any combination of Significant Shareholders becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Guarantor or DCL, measured by voting power rather than number of shares;

(3) the consummation of a so-called “going private/Rule 13e-3 Transaction” that results in any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 under the Exchange Act (or any successor provision) with respect to each class of the Guarantor’s common stock, following which any Significant Shareholder or any combination of Significant Shareholders “beneficially own” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, more than 50% of the outstanding Voting Stock of the Guarantor or DCL, measured by voting power rather than number of shares;

(4) the first day on which the majority of the members of the board of directors of the Guarantor cease to be Continuing Directors; or

(5) the adoption of a plan relating to the liquidation, dissolution or winding up of the Guarantor.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have, occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Director” means, as of any date of determination, any member of the board of directors (or equivalent body) of the Guarantor who:

(1) was a member of such board of directors on the date of the issuance of the senior notes; or

(2) was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“DCL” means Discovery Communications, LLC and any successor thereto permitted under the indenture.

“Fitch” means Fitch Ratings Ltd., and its successors.

“Guarantor” means Discovery Communications, Inc. and any successor thereto permitted under the indenture.

“Investment Grade” means a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch).

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agency” means (1) each of S&P, Moody’s and Fitch; and (2) if any of S&P, Moody’s or Fitch ceases to rate the senior notes or fails to make a rating of the senior notes publicly available for reasons outside of DCL’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us (as certified by a resolution of the board of directors of the Guarantor and reasonably acceptable to the trustee) as a replacement agency for S&P, Moody’s or Fitch, or all of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Significant Shareholder” means each of (a) Advance/Newhouse Programming Partnership, (b) the Guarantor or any of its subsidiaries and (c) any other “person” (as that term is used in Section 13(d)(3) of the Exchange Act) if 50% or more of the Voting Stock of such person is “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, by Advance/Newhouse Programming Partnership or the Guarantor or one of its subsidiaries or any combination thereof.

“Voting Stock” of any specified person as of any date means any and all shares or equity interests (however designated) of such person that are at the time entitled to vote generally in the election of the board of directors, managers or trustees of such person, as applicable.

Certain covenants

The indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of senior notes protection in the event of a sudden and significant decline in the credit quality of the Guarantor or DCL or a takeover, recapitalization or highly leveraged or similar transaction involving the Guarantor or DCL.

Limitation on liens

DCL will not, and will not permit any subsidiary to, create, incur, assume or permit to exist any lien on any property or asset, to secure any debt of DCL, any subsidiary or any other person, or permit any subsidiary to do so, without securing the senior notes equally and ratably with such debt for so long as such debt will be so secured, subject to certain exceptions. Exceptions include:

•	liens existing on the date of this prospectus supplement;

•

liens on assets or property of a person at the time it becomes a subsidiary securing only indebtedness of such person or liens existing on assets or property at the time of the acquisition of such assets, provided such indebtedness was not incurred or such liens were not created in connection with such person becoming a subsidiary or such assets being acquired;

•

liens on assets created at the time of or within 12 months after the acquisition, purchase, lease, improvement or development of such assets to secure all or a portion of the purchase price or lease for, or the costs of improvement or development of, such assets;

•

liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any indebtedness secured by liens referred to above or liens created in connection with any amendment, consent or waiver relating to such indebtedness, so long as such lien does not extend to any other property and the amount of debt secured is not increased (other than by the amount equal to any costs and expenses incurred in connection with any extension, renewal, refinancing or refunding);

•	liens on property incurred in permitted sale and leaseback transactions;

•	liens in favor of only the Guarantor, DCL or one or more subsidiaries granted by DCL or a subsidiary to secure any obligations owed to the Guarantor, DCL or a subsidiary of the Guarantor;

•

carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, laborers’, landlords’ and similar liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 90 days or that are being contested in good faith by appropriate proceedings;

•

pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any lien imposed by the Employment Retirement Income Security Act of 1974, as amended from time to time;

•

deposits to secure the performance of bids, trade contracts and leases, statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

•

liens arising out of a judgment, decree or order of court being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Guarantor, DCL or the books of their subsidiaries, as the case may be, in conformity with GAAP;

•

liens for taxes not yet due and payable, or being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Guarantor, DCL or the books of their subsidiaries, as the case may be, in conformity with GAAP;

•

easements, rights of way, restrictions and similar liens affecting real property incurred in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of business of the Guarantor, DCL or of such subsidiary;

•

liens securing reimbursement obligations with respect to letters of credit related to trade payables and issued in the ordinary course of business, which liens encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

•

liens encumbering customary initial deposits and margin deposits and other liens in the ordinary course of business, in each case securing indebtedness under any interest swap obligations and currency agreements and forward contract, option, futures contracts, futures options or similar agreements or arrangements designed to protect the Guarantor or any of its subsidiaries from fluctuations in interest rates or currencies;

•

liens in the nature of voting, equity transfer, redemptive rights or similar terms under any such agreement or other term customarily found in such agreements, in each case, encumbering DCL’s or such subsidiary’s equity interests or other investments in such subsidiary or other person;

•

liens created in favor of a producer or supplier of television programming or films over distribution revenues and/or distribution rights which are allocable to such producer or supplier under related distribution arrangements; or

•

liens otherwise prohibited by this covenant, securing indebtedness which, together with the value of attributable debt incurred in sale and leaseback transactions described under “—Limitation on sale and leasebacks” below, do not at any time exceed 10% of the Guarantor’s total consolidated assets.

Limitation on sale and leasebacks

DCL will not, and will not permit any subsidiary to, enter into any arrangement with any person pursuant to which DCL or any subsidiary leases any property that has been or is to be sold or transferred by DCL or the subsidiary to such person (a “sale and leaseback transaction”), except that a sale and leaseback transaction is permitted if DCL or such subsidiary would be entitled to secure the property to be leased (without equally and ratably securing the outstanding senior notes) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension in the lease, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually (such amount is referred to as the “attributable debt”).

In addition, permitted sale and leaseback transactions not subject to the limitation above and the provisions described in “—Limitation on liens” above include:

•	temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

•	leases between only DCL and a subsidiary of DCL or only between subsidiaries of DCL; and

•

leases of property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property.

Notwithstanding the foregoing, a sale and leaseback transaction regarding the real property in Silver Spring, Maryland and DCL’s headquarters building located on such property will not be subject to the limitations described above and the provisions described in “—Limitation on liens.”

Consolidation, merger and sale of assets

Neither DCL nor the Guarantor may consolidate or merge with or into, or sell, lease, convey, transfer or otherwise dispose of its property and assets substantially as an entirety to another entity unless:

•

(1) DCL or the Guarantor is the surviving entity, as applicable, or (2) the successor entity, if other than DCL or the Guarantor is a U.S. corporation, partnership, limited liability company or trust and assumes by supplemental indenture all of DCL’s or the Guarantor’s obligations, as applicable, under the senior notes or the guarantee, respectively, and the indenture;

•

immediately after giving effect to the transaction, no Event of Default (as defined below), and no event that, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

•	if, as a result of any consolidation, merger, sale or lease, conveyance or transfer described in this covenant, properties or assets of DCL or the Guarantor or any of its subsidiaries would become subject to any lien that would not be permitted by the lien restriction described above without equally and ratably securing the senior notes, DCL or the Guarantor or such successor entity, as the case may be, will take the steps as are necessary to secure effectively the senior notes equally and ratably with, or prior to, all indebtedness secured by those liens as described above.

In connection with any transaction that is covered by this covenant, we must deliver to the trustee an officers’ certificate and an opinion of counsel each stating that the transaction complies with the terms of the indenture.

In the case of any such consolidation, merger, sale, transfer or other conveyance, but not a lease, in a transaction in which there is a successor entity to DCL or the Guarantor, the successor entity will succeed to, and be substituted for, DCL or the Guarantor, respectively, under the indenture and DCL or the Guarantor, respectively, will be released from its obligations under the senior notes or the guarantee, as applicable, and the indenture.

Events of default

Any one of the following is an “Event of Default”:

•	if DCL defaults in the payment of interest on the senior notes, and such default continues for 30 days;

•	if DCL defaults in the payment of the principal or any premium on the senior notes when due by declaration, when called for redemption or otherwise;

•

if either the Guarantor or DCL fails to perform or breaches any covenant or warranty in the senior notes or in the indenture and applicable to the senior notes or guarantee continuing for 90 days after notice to DCL by the trustee or by holders of at least 25% in principal amount of the outstanding senior notes;

•	if certain events of bankruptcy or insolvency occur with respect to DCL or the Guarantor (the “bankruptcy provision”);

•

the guarantee ceases to be in full force and effect (except as contemplated by the terms of the indenture) or is declared null and void in a judicial proceeding or the Guarantor denies or disaffirms its obligations under the indenture or the guarantee; and

•

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Guarantor, DCL or any of their subsidiaries (or the payment of which is guaranteed by the Guarantor, DCL or any of their subsidiaries), whether such indebtedness or guarantee now exists, or is created after the date of this prospectus supplement, if that default:

•	is caused by a failure to pay principal on such indebtedness at its stated final maturity (after giving effect to any applicable grace periods provided in such indebtedness) (a “Payment Default”); or

•	results in the acceleration of such indebtedness prior to its express maturity (an “Acceleration Event”),

and (i) in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or an

Acceleration Event, aggregates $100 million or more and (ii) in the case of a Payment Default, such indebtedness is not discharged and, in the case of an Acceleration Event, such acceleration is not rescinded or annulled, within 10 days after written notice has been given by the Trustee or the holders of at least 25% in principal amount of all of the outstanding senior notes.

If an Event of Default (other than the bankruptcy provision) with respect to the senior notes occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all of the outstanding senior notes may declare the principal of all the senior notes to be due and payable. When such declaration is made, such principal will be immediately due and payable. If a bankruptcy or insolvency event occurs, the principal of and accrued and unpaid interest on the senior notes will immediately become due and payable without any declaration or other act on the part of the trustee or the holders of the senior notes. The holders of a majority in principal amount of senior notes may rescind such declaration or acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default have been cured or waived (other than nonpayment of principal or interest that has become due solely as a result of acceleration).

Holders of senior notes may not enforce the indenture or the senior notes, except as provided in the indenture. The trustee may require indemnity satisfactory to it before it enforces the indenture or the senior notes. Subject to certain limitations, the holders of more than 50% in principal amount of the outstanding senior notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power of the trustee. The trustee may withhold from holders notice of any continuing default (except a default in the payment of principal or interest) if it determines that withholding notice is in their interests.

Amendment and waiver

In addition to the circumstances described under “Description of Debt Securities—Certain Terms of the Senior Debt Securities—Modification and Waiver” in the accompanying prospectus, without the consent of the holder of each senior note affected thereby, an amendment or modification of, or waiver of any provision contained in, the indenture may not:

•

reduce the amount payable upon the repurchase of any senior note or change the time at which any senior note may be repurchased as described under “—Change of control offer to repurchase,” whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; or

•	make any change to the guarantee in any manner adverse to the holders of senior notes.

Defeasance and covenant defeasance

The provisions described under “Description of Debt Securities—Certain Terms of the Senior Debt Securities—Discharge and Defeasance” in the accompanying prospectus are applicable to the senior notes. If we effect covenant defeasance with respect to the senior notes as described in the accompanying prospectus, then the covenants described above under “—Certain covenants” and “—Change of control offer to repurchase” will cease to be applicable to the senior notes.

Governing law

The indenture and the senior notes will be governed by, and construed in accordance with, the laws of the State of New York.

The trustee

The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in such indenture. If an Event of Default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and the provisions of the Trust Indenture Act, incorporated by reference therein, contain limitations on the rights of the trustee thereunder should it become a creditor of the Guarantor, DCL or any of their subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined), it must eliminate such conflict or resign.

Book-entry, delivery and form

The senior notes of each series will be issued as fully-registered global senior notes which will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global senior notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Investors may elect to hold their interests in the global senior notes through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global senior notes directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear (the “U.S. Depositories”), which U.S. Depositories will, in turn, hold interests on behalf of their participants’ customers’ securities accounts. Beneficial interests in the global senior notes will be held in denominations of $2,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global senior notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Senior notes represented by a global senior note can be exchanged for definitive securities in registered form only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global senior note and we do not appoint a successor depositary within 90 days after receiving that notice;

•

at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency; or

•	we in our sole discretion determine that that global senior note will be exchangeable for definitive securities in registered form and notify the trustee of our decision.

A global senior note that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global senior note as directed by DTC.

We will make principal and interest payments on all senior notes represented by a global senior note to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the senior notes represented by a global senior note for all purposes under the indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global senior note;

•

any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global senior note held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global senior note as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global senior note will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

Certain material U.S. federal tax considerations

The following is a summary of certain material U.S. federal income and estate tax considerations related to the purchase, ownership and disposition of the senior notes. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder (the “U.S. Treasury Regulations”), administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service (the “IRS”), so as to result in U.S. federal income and estate tax consequences different from those discussed below. Except where noted, this summary deals only with senior notes held as capital assets (generally for investment purposes) by a beneficial owner who purchases senior notes on original issuance at the initial offering price at which a substantial amount of the senior notes are sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, which we refer to as the “issue price.” This summary does not address all aspects of U.S. federal income and estate taxes related to the purchase, ownership and disposition of the senior notes and does not address all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•

tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, banks and other financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax consequences to persons holding senior notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	tax consequences to U.S. holders (as defined below) of senior notes whose “functional currency” is not the U.S. dollar;

•	tax consequences to partnerships or other pass-through entities and their members;

•	tax consequences to certain former citizens or residents of the United States;

•	U.S. federal alternative minimum tax consequences, if any;

•	any state, local or foreign tax consequences; and

•	U.S. federal estate or gift taxes, if any, except as set forth below with respect to non-U.S. holders (as defined below).

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds senior notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors.

This summary of material U.S. federal income and estate tax considerations is for general information only and is not tax advice for any particular investor. This summary does not address the tax considerations arising under the laws of any foreign, state, or local jurisdiction. If you are considering the purchase of senior notes, you should consult your tax advisors concerning the U.S. federal income and estate tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of senior notes, that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

We use the term “non-U.S. holder” to describe a beneficial owner (other than a partnership or other pass-through entity) of senior notes that is not a U.S. holder. Non-U.S. holders should consult their tax advisors to determine the U.S. federal, foreign, state, local and any other tax consequences that may be relevant to them.

Consequences to U.S. holders

Payments of interest

It is anticipated, and this discussion assumes, that the issue price of the senior notes will be equal to the stated principal amount or if the issue price is less than the stated principal amount, the difference will be a de minimis amount (as set forth in the applicable U.S. Treasury Regulations). In such case (subject to the discussion below under “Additional payments”), interest on a senior note generally will be taxable to a U.S. holder as ordinary income at the time it is received or accrued in accordance with the U.S. holder’s usual method of accounting for tax purposes. If, however, the issue price of the senior notes is less than the stated principal amount and the difference is more than a de minimis amount (as set forth in the applicable U.S. Treasury Regulations), a U.S. holder will be required to include the difference in income as original issue discount as it accrues in accordance with a constant yield method (as set forth in the applicable U.S. Treasury Regulations).

Additional payments

In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the senior notes. For example, if we are required to repurchase the senior notes in connection with a Change of Control Triggering Event as described in “Description of senior notes—Change of control offer to repurchase,” we must pay a 1% premium. In addition, we may redeem the senior notes at any time, and upon such a redemption we may be required to pay amounts in excess of accrued interest and principal on the senior notes as described in “Description of senior notes—Optional redemption.” The possibility of such payments may implicate special rules under U.S. Treasury Regulations governing “contingent payment debt instruments.” According to those regulations, the possibility that additional payments will be made will not cause the senior notes to be contingent payment debt instruments if, as of the date the senior notes are issued, there is only a remote chance that such payments will be made, the amount of such payments is incidental, or certain other exceptions apply. We believe that the likelihood that we will be obligated to repurchase the senior notes upon a change of control and pay the 1% premium is remote and/or that the 1% premium is incidental. Therefore, we do not intend to treat the potential payment of these amounts as subjecting the senior notes to the contingent payment debt rules. Under current U.S. Treasury Regulations, the optional redemption at a potential premium does not cause the senior notes to be subject to the contingent payment debt rules because such redemption would increase the yield on the senior notes and therefore is deemed not to be exercised by us.

Therefore, we have determined (and the remainder of this discussion assumes) that the senior notes are not contingent payment debt instruments. Our determination is binding on U.S. holders unless they disclose their contrary positions to the IRS in the manner required by applicable U.S. Treasury Regulations. Our determination that the senior notes are not contingent payment debt instruments is not, however, binding on the IRS. If the IRS were to successfully challenge our determination and the senior notes were treated as contingent payment debt instruments, U.S. holders would be required, among other things, to (i) accrue interest income based on a projected payment schedule and comparable yield, which may be a higher rate than the stated interest rate on the senior notes, regardless of their method of tax accounting and (ii) treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a senior note. In the event that any of the above contingencies were to occur, it would affect the amount and timing of the income recognized by a U.S. holder. If any additional payments are in fact made, U.S. holders will be required to recognize such amounts as income.

Sale, redemption or other taxable disposition of senior notes

A U.S. holder generally will recognize gain or loss upon the sale, redemption or other taxable disposition of a senior note equal to the difference between the amount realized (except to the extent any amount realized is attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent not previously included in income) and such U.S. holder’s adjusted tax basis in the senior note. A U.S. holder’s tax basis in a senior note will generally be equal to the amount that such U.S. holder paid for the senior note. Any gain or loss recognized on a taxable disposition of the senior note will generally be capital gain or loss. If, at the time of the sale, redemption or other taxable disposition of the senior note, a U.S. holder is treated as holding the senior note for more than one year, such capital gain or loss will be a long-term capital gain or loss. Otherwise, such capital gain or loss will be a short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally is subject to U.S. federal income tax at a lower rate than short-term capital gain, which is taxed at ordinary income rates. A U.S. holder’s ability to deduct capital losses may be limited.

Assumption of our obligations under the senior notes

Under certain circumstances described in this prospectus supplement under the heading “Description of senior notes—Certain covenants—Consolidation, merger and sale of assets,” our obligations under the senior notes and the indenture may be assumed by another person. An assumption by another person of our obligations under the senior notes and the indenture might be deemed for U.S. federal income tax purposes to be an exchange by a holder of the senior notes for new senior notes, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holder. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Information reporting and backup withholding

Information reporting requirements generally will apply to payments of interest on the senior notes and to the proceeds of a sale of a senior note paid to a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding at the applicable rate (currently 28%) will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, generally by providing an IRS Form W-9 or an approved substitute, or if the U.S. holder is notified by the IRS that the U.S. holder has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Consequences to non-U.S. holders

Payments of interest

In general, payments of interest on the senior notes to, or on behalf of, a non-U.S. holder will be considered “portfolio interest” and, subject to the discussions below of income effectively connected with a U.S. trade or business and backup withholding, will not be subject to U.S. federal income or withholding tax, provided that:

•

the non-U.S. holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of Discovery’s stock entitled to vote within the meaning of Section 871(h)(3) of the Code;

•	the non-U.S. holder is not, for U.S. federal income tax purposes, a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;

•	the non-U.S. holder is not a bank whose receipt of interest on a senior note is described in Section 881(c)(3)(A) of the Code; and

•

(a) the non-U.S. holder provides its name, address, and taxpayer identification number, if any, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or other applicable form) or (b) the non-U.S. holder holds the senior notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfy the certification requirements of applicable Treasury Regulations. Special certification rules apply to non-U.S. holders that are pass-through entities.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest generally will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides us with a properly executed (i) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the senior notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and includable in the non-U.S. holder’s gross income.

If a non-U.S. holder is engaged in a trade or business in the United States and interest on the senior notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base, then, although the non-U.S. holder will be exempt from the 30% withholding tax (provided the certification requirements discussed above are satisfied), the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis at regular graduated U.S. federal income tax rates, generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Sale, redemption or other taxable disposition of senior notes

Gain realized by a non-U.S. holder on the sale, redemption or other taxable disposition of a senior note will not be subject to U.S. income tax unless:

•

that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income treaty, is attributable to a U.S. permanent establishment or fixed base); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

If a non-U.S. holder is described in the first bullet point above, it will be subject to tax on the net gain derived from the sale, redemption, or other taxable disposition of the senior notes at regular graduated U.S. federal income tax rates, generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to the branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. If a non-U.S. holder is an individual described in the second bullet point above, such holder will be subject to a flat 30% tax on the gain derived from the sale, redemption, or other taxable disposition, which may be offset by certain U.S. source capital losses, even though such holder is not considered a resident of the United States.

Information reporting and backup withholding

Generally, we must report annually to the IRS and to non-U.S. holders the amount of interest paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest that we make, provided the statement described above in the last bullet point under “Consequences to non-U.S. holders—Payments of interest” has been received and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, who is not an exempt recipient. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a senior note within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and the payor does not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, who is not an exempt recipient, or the non-U.S. holder otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a

non-U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS. The backup withholding and information reporting rules are complex, and non-U.S. holders are urged to consult their own tax advisors regarding application of these rules to their particular circumstances.

U.S. federal estate taxes

A senior note beneficially owned by an individual who is not a citizen or resident of the U.S. (as specially defined for U.S. federal estate tax purposes) at the time of his or her death generally will not be subject to U.S. federal estate tax as a result of the individual’s death, provided that:

•

the individual does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of Discovery’s stock entitled to vote within the meaning of Section 871(h)(3) of the Code; and

•

interest payments with respect to such senior note, if received at the time of the individual’s death, would not have been effectively connected with the conduct of a U.S. trade or business by the individual.

Underwriting

Subject to the terms and conditions in the underwriting agreement among us, the Guarantor, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. as representatives of the underwriters named below, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of the senior notes that appears opposite its name in the table below:

Underwriter	Principal amount of 20 notes	Principal amount of 20 notes	Principal amount of 20 notes

Citigroup Global Markets Inc.	$	$	$
J.P. Morgan Securities Inc.	$	$	$
Banc of America Securities LLC	$	$	$
Credit Suisse Securities (USA) LLC	$	$	$
RBS Securities Inc.	$	$	$

Total	$	$	$

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase senior notes from us, are several and not joint. The underwriters have agreed to purchase all of the senior notes if any of them are purchased.

The underwriters initially propose to offer the senior notes to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriters may offer the senior notes to selected dealers at the public offering price minus a concession of up to         %,         % and         % of the principal amount of the 20     notes, the 20     notes and the 20     notes, respectively. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to         %,         % and         % of the principal amount of the 20     notes, the 20     notes and the 20     notes, respectively, to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell senior notes of any series through certain of their affiliates.

In the underwriting agreement, we have agreed that:

•	We will pay our expenses related to the offering, which we estimate will be $ .

•

We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The following table shows the underwriting discounts and commissions that we will pay to the underwriters in connection with this offering of senior notes (expressed as a percentage of the principal amount of the senior notes):

Paid by DCL

Per 20 note		%
Per 20 note		%
Per 20 note		%
Total	$

The senior notes are new issues of securities for which there is no established trading market. We do not intend to apply for the senior notes to be listed on any securities exchange or to arrange for the senior notes to be quoted on any dealer quotation system. The underwriters have advised us that they intend to make a market in the senior notes, as permitted by applicable laws and regulations; however, the underwriters are not obligated to do so and they may discontinue their market-making activities at any time without notice. Accordingly, an active public trading market for the senior notes may not develop, and the market price and liquidity of the senior notes may be adversely affected.

In connection with the offering, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the senior notes in the open market for the purpose of pegging, fixing or maintaining the price of the senior notes. Syndicate covering transactions involve purchases of the senior notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the senior notes to be higher than it would otherwise be in the absence of those transactions. The underwriters are not required to engage in stabilizing or syndicate covering transactions and if they engage in such transactions, they may discontinue them at any time.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of senior notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the senior notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of senior notes to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of senior notes to the public” in relation to any senior notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the senior notes to be offered so as to enable an investor to decide to purchase or subscribe the senior notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus

Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the senior notes in circumstances in which Section 21(1) of the FSMA would not, if we were not an authorized person, apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the senior notes in, from or otherwise involving the United Kingdom.

The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

Legal matters

Certain legal matters in connection with the senior notes offered hereby and the guarantee will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP and for the underwriters by Davis Polk & Wardwell LLP.

Experts

The consolidated financial statements of Discovery Communications, Inc. and its subsidiaries as of and for the years ended December 31, 2009 and 2008 incorporated in this prospectus by reference to Discovery Communications, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Discovery Communications Holding, LLC (Successor Company) and its subsidiaries as of December 31, 2007 and for the period from May 15, 2007 through December 31, 2007, and Discovery Communications, Inc. (Predecessor Company) and its subsidiaries for the period from January 1, 2007 through May 14, 2007 incorporated in this prospectus by reference to Discovery Communications, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Discovery Holding Company and its subsidiaries for the year ended December 31, 2007 incorporated in this prospectus and the registration statement of which this prospectus is a part by reference to Discovery Communications, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated by reference in reliance on the report of KPMG LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Discovery Communications, Inc.

Debt Securities

(guaranteed to the extent provided herein by

Discovery Communications Holding, LLC and/or Discovery Communications, LLC)

Series A Common Stock

Series C Common Stock

Preferred Stock

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Warrants

Discovery Communications Holding, LLC

Debt Securities

(guaranteed to the extent provided herein by

Discovery Communications, LLC and/or Discovery Communications, Inc.)

Discovery Communications, LLC

Debt Securities

(guaranteed to the extent provided herein by

Discovery Communications Holding, LLC and/or Discovery Communications, Inc.)

We may issue securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Discovery Communications, Inc. has three series of common stock, Series A, Series B, and Series C, which trade on the Nasdaq Global Select Market under the symbols DISCA, DISCB, and DISCK, respectively.

Investing in these securities involves certain risks. See the information included and incorporated by reference in this prospectus and the accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Our principal executive offices are located at One Discovery Place, Silver Spring, Maryland 20910, and our telephone number is (240) 662-2000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 17, 2009

ABOUT THIS PROSPECTUS

Unless the context otherwise indicates, references in this prospectus to “we”, “our” and “us” refer, collectively, to Discovery Communications, Inc., a Delaware corporation, and its consolidated subsidiaries; the term “Discovery” means Discovery Communications, Inc.; the term “DCH” means Discovery Communications Holding, LLC, a Delaware limited liability company that is an indirect wholly-owned consolidated subsidiary of Discovery; and the term “DCL” means Discovery Communications, LLC, a Delaware limited liability company that is an indirect wholly-owned consolidated subsidiary of Discovery.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. Discovery may offer any of the following securities: debt securities, Series A common stock, Series C common stock, preferred stock, depositary shares, stock purchase contracts, stock purchase units and warrants. DCH may offer debt securities guaranteed by DCL and/or Discovery. DCL may offer debt securities guaranteed by DCH and/or Discovery.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 2 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

WHERE YOU CAN FIND MORE INFORMATION

Discovery files annual, quarterly and current reports, proxy statements and other information with the SEC. Its SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by Discovery with the SEC are also available on its website at http://www.discoverycommunications.com. Discovery’s website is not a part of this prospectus. You may also read and copy any document Discovery files at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on February 26, 2009 (other than the “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and financial statements therein, which have been superseded by the “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and financial statements in the Current Report on Form 8-K filed on June 16, 2009);

•

Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 4, 2009 (other than the financial statements therein, which have been superseded by the financial statements in the Current Report on Form 8-K filed on June 16, 2009);

•	Current Reports on Form 8-K filed on March 9, 2009, April 30, 2009, May 14, 2009, May 22, 2009 and June 16, 2009; and

•

The descriptions of Discovery’s common stock and rights plan contained in its Registration Statements on Form 8-A filed on September 12, 2008, including any amendments or reports filed for the purpose of updating such descriptions.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

One Discovery Place

Silver Spring, MD 20910

(240) 662-2000

Attn: Investor Relations

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Any statements contained or incorporated by reference herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “plans,” “intends,” “expects,” “estimates,” “predicts,” “projects,” “anticipates,” “seeks,” “would,” “could,” “will,” “likely,” “goals” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are only predictions and, accordingly, are subject to substantial risks, uncertainties and assumptions.

Our future results may differ materially from our past results and from those projected in the forward-looking statements due to various uncertainties and risks. Factors that could affect our future operating results and cause actual results to vary materially from the forward-looking statements made or incorporated by reference in this prospectus or that might cause us to modify our plans or objectives include, but are not limited to:

•	continued deterioration in the macroeconomic environment;

•	the inability of advertisers or affiliates to remit payment to us in a timely manner or at all;

•	general economic and business conditions and industry trends including the timing of, and spending on, feature film, television and television commercial production;

•	spending on domestic and foreign television advertising and spending on domestic and foreign first-run and existing content libraries;

•	the regulatory and competitive environment of the industries in which we, and the entities in which we have interests, operate;

•	continued consolidation of the broadband distribution and movie studio industries;

•	uncertainties inherent in the development of new business lines and business strategies;

•	integration of acquired operations;

•	uncertainties associated with product and service development and market acceptance, including the development and provision of programming for new television and telecommunications technologies;

•

changes in the distribution and viewing of television programming, including the expanded deployment of personal video recorders, video on demand and IP television and their impact on television advertising revenue;

•	rapid technological changes;

•	future financial performance, including availability, terms and deployment of capital;

•	fluctuations in foreign currency exchange rates and political unrest in international markets;

•	the ability of suppliers and vendors to deliver products, equipment, software and services;

•	the outcome of any pending or threatened litigation;

•	availability of qualified personnel;

•	the possibility of an industry-wide strike or other job action affecting a major entertainment industry union, or the duration of any existing strike or job action;

•

changes in, or failure or inability to comply with, government regulations, including, without limitation, regulations of the Federal Communications Commission, and adverse outcomes from regulatory proceedings;

•	changes in the nature of key strategic relationships with partners and joint venturers;

•	competitor responses to our products and services, and the products and services of the entities in which we have interests;

•	threatened terrorist attacks and ongoing military action in the Middle East and other parts of the world;

•	reduced access to capital markets or significant increases in costs to borrow; and

•	a failure to secure affiliate agreements or renewal of such agreements on less favorable terms.

Therefore, actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed above and elsewhere in this prospectus or in our other SEC filings. Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this prospectus is filed with the SEC. Unless specifically required by law, we undertake no obligation to revise the forward-looking statements contained in this prospectus to reflect events after the time it is filed with the SEC. The factors discussed above are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. We cannot anticipate all potential economic, operational and financial developments that may adversely affect our operations and our financial results.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate us. Any investor in Discovery, DCH or DCL should consider all risks and uncertainties disclosed in our SEC filings, described above under the section entitled “Where You Can Find More Information,” all of which are accessible on the SEC’s website at www.sec.gov. We note that all website addresses given in this prospectus are for information only and are not intended to be an active link or to incorporate any website information into this document.

ABOUT THE REGISTRANTS

Discovery Communications, Inc.

Discovery is a leading global media and entertainment company that provides original and purchased programming across multiple distribution platforms in the United States and approximately 170 other countries, with over 100 television networks offering customized programming in 35 languages. Discovery develops and sells consumer and educational products and services as well as media sound services in the U.S. and internationally. In addition, Discovery owns and operates a diversified portfolio of website properties and other digital services.

Discovery became a public company on September 17, 2008 in connection with Discovery Holding Company (“DHC”) and Advance/Newhouse Programming Partnership (“Advance/Newhouse”) combining their respective ownership interests in DCH and exchanging those interests with and into Discovery (the “Newhouse Transaction”). As a result of the Newhouse Transaction, Discovery became the successor reporting entity to DHC under the Exchange Act.

Discovery has three series of common stock, Series A, Series B, and Series C, which trade on the Nasdaq Global Select Market under the symbols DISCA, DISCB, and DISCK, respectively. Its principal executive offices are located at One Discovery Place, Silver Spring, MD 20910, and the telephone number is (240) 662-2000.

Discovery Communications Holding, LLC

DCH is an indirect wholly-owned subsidiary of Discovery and the sole owner of DCL. DCH was organized in Delaware on April 13, 2007. Its principal executive offices are located at One Discovery Place, Silver Spring, MD 20910, and its telephone number is (240) 662-2000.

Discovery Communications, LLC

DCL is an indirect wholly-owned subsidiary of Discovery. Substantially all of the operations of Discovery are conducted through DCL. DCL was converted into a Delaware limited liability company on May 14, 2007. Its principal executive offices are located at One Discovery Place, Silver Spring, MD 20910, and its telephone number is (240) 662-2000.

RATIO OF EARNINGS TO FIXED CHARGES AND

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for Discovery for the periods indicated.

	Three Months Ended March 31, 2009	Year Ended
		December 31, 2008 (Recast)(1)	December 31, 2007(2)	December 31, 2006(2)	December 31, 2005(2)	December 31, 2004(2)
(Dollars in millions)
Ratio of earnings (loss) to fixed charges(3)	3.9x	3.7x	1.0x	—	—	1.0x
Ratio of earnings (loss) to combined fixed charges and preferred stock dividends(3)	3.9x	3.7x	1.0x	—	—	1.0x
Deficiency				$11	$8

(1)	The 2008 results have been recast to reflect the adoption of Financial Accounting Standards Board Statement No. 160, Non-controlling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51 (“FAS 160”). The adoption of FAS 160 did not impact the financial information prior to 2008 as there were no non-controlling interests in DHC prior to the Newhouse Transaction. For more information, please see our Current Report on Form 8-K filed on June 16, 2009.
(2)	The results for the years prior to 2008 reflects only the results of our predecessor, DHC.
(3)	For purposes of calculating the ratios above, earnings consist of net income from continuing operations plus provision for income taxes, (earnings) loss of equity investees, distributions of income from equity investees and fixed charges. Fixed charges include interest expense and the interest portion of rent expense which is deemed to be representative of the interest factor.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF DEBT SECURITIES

Discovery, DCH and/or DCL, each of which we refer to in this section as an issuer, may offer, from time to time, unsecured general obligations, which may be senior or subordinated. We refer to the senior unsecured general obligations as senior debt securities, the subordinated unsecured general obligations as the subordinated debt securities and the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities to which any prospectus supplement may relate. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below may apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.

Each issuer may issue senior debt securities from time to time, in one or more series under a senior indenture between the issuer and a senior trustee named in a prospectus supplement, which we refer to as the senior trustee. The forms of senior indenture for each issuer are filed as exhibits to this registration statement. Each issuer may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture between the issuer and a subordinated trustee named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of subordinated indenture for each issuer are filed as exhibits to this registration statement. If Discovery, DCH and/or DCL guarantees the senior debt securities or subordinated debt securities issued by any of the other issuers, that guarantor will also become a party to the issuer’s senior indenture or subordinated indenture, as applicable. Together, the senior indentures and the subordinated indentures are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the debt trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

None of the indentures will limit the amount of debt securities that may be issued by any of the issuers. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by the issuer and may be payable in any currency or currency unit designated by the issuer or in amounts determined by reference to an index.

General

The senior debt securities will constitute unsecured and unsubordinated obligations of the issuer and will rank pari passu with the issuer’s other unsecured and unsubordinated obligations. The subordinated debt securities will constitute the issuer’s unsecured and subordinated obligations and will be junior in right of payment to the issuer’s Senior Indebtedness (including senior debt securities), as described under the heading “— Certain Terms of the Subordinated Debt Securities—Subordination.”

The debt securities will be the issuer’s unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities being offered, including the following terms:

•	the issuer, title and type of the debt securities;

•

whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture, as applicable, that the subordination provisions of the indenture shall apply to the securities of that series or that any different subordination provisions, including different definitions of the terms “senior indebtedness” or “existing subordinated indebtedness,” shall apply to securities of that series;

•	the aggregate principal amount of the debt securities;

•	the price or prices at which the issuer will sell the debt securities;

•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

•

the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•

the currency, currencies or currency units for which you may purchase the debt securities and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;

•	whether and upon what terms the debt securities may be defeased;

•	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•	whether the series of debt securities will be guaranteed as to payment or performance;

•	any special tax implications of the debt securities; and

•	any other material terms of the debt securities.

The issuer may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. The issuer will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

The issuer may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Covenants. Unless otherwise indicated in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either the issuer or any of the issuer’s subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien on any of the issuer’s or its subsidiaries’ property or capital stock, or restricting either the issuer or any of the issuer’s subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement, the issuer may not consolidate with or merge into any other person, in a transaction in which the issuer is not the surviving corporation, or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the senior indenture);

•	the successor entity assumes the issuer’s obligations on the senior debt securities and under the senior indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

No Protection in the Event of a Change in Control. Unless otherwise indicated in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions which may afford holders of the senior debt securities protection in the event the issuer has a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. An event of default for any series of senior debt securities is defined under the senior indenture as being:

•

the issuer’s default in the payment of principal or premium on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise, if that default continues for a period of five days (or such other period as may be specified for such series);

•

the issuer’s default in the payment of interest on any senior debt securities of such series when due and payable, if that default continues for a period of 60 days (or such other period as may be specified for such series);

•

the issuer’s default in the performance of or breach of any of its covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after the issuer receives written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•	there occurs any other event of default provided for in such series of senior debt securities;

•

a court having jurisdiction enters a decree or order for (1) relief in respect of the issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; (2) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the issuer or for all or substantially all of the issuer’s property and assets; or (3) the winding up or liquidation of the issuer’s affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

•

the issuer (1) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law; (2) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the issuer’s for all or substantially all of the issuer’s property and assets; or (3) effects any general assignment for the benefit of creditors.

The default by the issuer under any other debt, including any other series of debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the last two bullet points above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to the issuer and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest, if any, on such senior debt securities to be immediately due and payable.

If an event of default specified in the last two bullet points above occurs with respect to the issuer and is continuing, the entire principal amount of, and accrued interest, if any, on each series of senior debt securities then outstanding shall become immediately due and payable.

Upon a declaration of acceleration, the principal amount of and accrued interest, if any, on such senior debt securities shall be immediately due and payable. Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of at least a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see “—Modification and Waiver.”

The holders of at least a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of or interest, if any, on such senior debt security, or to bring suit for the enforcement of any such payment, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of the issuer’s officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of the issuer’s compliance with all conditions and covenants under the senior indenture.

Discharge and Defeasance. The senior indenture provides that the issuer (a) may be discharged from its obligations in respect of the debt securities (“defeasance and discharge”), or (b) may cease to comply with certain restrictive covenants (“covenant defeasance”), including those described under “—Consolidation, Merger and Sale of Assets”, when the issuer has irrevocably deposited with the trustee, in trust, (i) sufficient funds to pay the principal of and interest to stated maturity (or redemption) on, the debt securities or (ii) such amount of direct obligations of, or obligations guaranteed by, the government which issued the currency in which the debt securities of such series are denominated, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment, be sufficient to pay when due the principal of and interest to stated maturity (or redemption) on, the debt securities. Such defeasance and discharge and covenant defeasance are conditioned upon, among other things, the issuer’s delivery of an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance, and will be subject to tax in the same manner as if no defeasance and discharge or covenant defeasance, as the case may be, had occurred. In the case of defeasance and discharge only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

Modification and Waiver. The issuer and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

•	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•	to evidence the succession of another corporation to the issuer, and the assumption by such successor corporation of the issuer’s covenants, agreements and obligations under the senior indenture;

•

to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•

to evidence and provide for the acceptance of appointment hereunder by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•	to provide for or add guarantors with respect to the senior debt securities of any series;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of senior debt securities;

•

to add to the issuer’s covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and the issuer’s compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting as one class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the final maturity of any senior debt securities of such series;

•	reduces the principal amount of, or premium, if any, on any senior debt securities of such series;

•	reduces the rate or extends the time of payment of interest on any senior debt securities of such series;

•	reduces the amount payable upon the redemption of any senior debt securities of such series;

•	changes the currency of payment of principal of, or premium, if any, or interest on, any senior debt securities of such series;

•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

•

changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

•

reduces the above-stated percentage of outstanding senior debt securities of such series the consent of whose holders is necessary to modify or amend or to waive certain provisions of or defaults under the senior indenture;

•	waives a default in the payment of principal of or interest on the senior debt securities;

•

modifies any of the provisions of this paragraph, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification; or

•	reduces the amount of senior debt securities whose holders must consent to a supplemental indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver under this section of the senior indenture becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, Members. The senior indenture provides that no recourse shall be had under or upon any obligation, covenant or agreement of the issuer’s in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any incorporator, stockholder, officer, director or member, past, present or future, of the issuer or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of a default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and the provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein, contain limitations on the rights of the trustee thereunder should it become a creditor of Discovery, DCH, DCL or any of their subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined), it must eliminate such conflict or resign.

The issuer may have normal banking relationships with the trustee under the senior indenture in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the maturity date of such senior debt securities will be repaid to us. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination and the remedies and procedures upon an event of default described above under “—Certain Terms of the Senior Debt Securities—Events of Default,” or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities. Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of the issuer’s Senior Indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of the issuer’s Senior Indebtedness, the issuer may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of the issuer’s assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all the issuer’s Senior Indebtedness. Because of this subordination, if the issuer dissolves or otherwise liquidates, holders of its subordinated debt securities may receive less, ratably, than holders of the issuer’s Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. The issuer’s senior debt securities constitute Senior Indebtedness for purposes of the subordinated debt indenture.

Guarantees

Parent Guarantee. Unless the applicable prospectus supplement states otherwise, Discovery will fully and unconditionally guarantee (the “Discovery parent guarantee”) to each holder of debt securities issued by DCH or DCL pursuant to this prospectus the due and punctual payment of the principal of, and any premium and any interest on, those debt securities, when and as the same becomes due and payable, whether at maturity, upon acceleration or otherwise. In addition, if indicated in the applicable prospectus supplement, DCH will fully and unconditionally guarantee (the “DCH parent guarantee” and together with the Discovery parent guarantee, the “parent guarantees”) the due and punctual payment of the principal of, and any premium and any interest on debt securities issued by DCL. The related prospectus supplement will describe the parent guarantees, including the terms under which the parent guarantees will be provided. The parent guarantees will be unsecured and, with respect to parent guarantees of senior debt securities, will rank equally with all other unsecured and unsubordinated obligations of DCH and/or Discovery as applicable, and with respect to parent guarantees of subordinated debt securities, will rank equally with all other unsecured and subordinated obligations of DCH and/or Discovery as applicable.

Subsidiary Guarantee. Unless otherwise indicated in a prospectus supplement, none of the debt securities will be guaranteed by any subsidiaries of the issuer. If the applicable prospectus supplement specifies otherwise, however, DCL may fully and unconditionally guarantee to each holder of debt securities issued by Discovery or DCH and DCL (each, a “subsidiary guarantor”) may fully and unconditionally guarantee to each holder of debt securities issued by Discovery, (each, a “subsidiary guarantee”) the due and punctual payment of the principal of, and any premium and any interest on, those debt securities, when and as the same becomes due and payable, whether at maturity, upon acceleration or otherwise. None of the issuers’ other subsidiaries is now required, or will be required by the indentures, to guarantee any series of the debt securities. The related prospectus supplement will describe the subsidiary guarantee and the terms under which such subsidiary guarantee will be provided. The subsidiary guarantees will be unsecured and, with respect to subsidiary guarantees of senior debt securities, will rank equally with all other unsecured and unsubordinated obligations of the respective subsidiary guarantor, and, with respect to the subsidiary guarantee of subordinated debt securities, will rank equally with all other unsecured and subordinated obligations of the respective subsidiary guarantor.

The subsidiary guarantees will provide that the obligations of each subsidiary guarantor will be limited as necessary to prevent that subsidiary guarantee from constituting a fraudulent conveyance. The subsidiary guarantees of the debt securities may be subject to review under United States federal or state fraudulent transfer law, which could limit their enforceability. To the extent that a United States court were to find that (x) the subsidiary guarantees were incurred with intent to hinder, delay or defraud any present or future creditor, or a subsidiary guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others, or (y) the subsidiary issuing the subsidiary guarantee did not receive fair consideration or reasonably equivalent value for issuing its subsidiary guarantees and any subsidiary guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of the subsidiary guarantees, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of a subsidiary guarantor constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, that court could avoid or subordinate the subsidiary guarantees in favor of a subsidiary guarantor’s other creditors. If the subsidiary guarantees were subordinated by a court, payments of principal and interest on the debt securities generally would be subject to the prior payment in full of all other indebtedness of the subsidiary guarantor. Among other things, a legal challenge of the subsidiary guarantees on fraudulent conveyance grounds may focus on the benefits, if any, realized by the subsidiary guarantor as a result of the issuance by the issuer of the debt securities. The extent (if any) to which a particular subsidiary guarantor may be deemed to have received such benefits may depend on the use of the proceeds of any offering of debt securities which are guaranteed by the subsidiary guarantors, including the extent (if any) to which such proceeds or benefits therefrom are contributed to the subsidiary guarantor. The measure of insolvency for purposes of the foregoing will vary depending on the law of the applicable jurisdiction. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability under its existing debts as such debts become absolute and matured. There can be no assurance, however, that a court would determine that any particular subsidiary guarantor received fair consideration or reasonably equivalent value for issuing its subsidiary guarantee.

DESCRIPTION OF COMMON STOCK

General

The following is a description of the material terms and provisions of Discovery’s common stock. It may not contain all the information that is important to you. You can access complete information by referring to Discovery’s restated charter and bylaws.

Under Discovery’s restated charter, it has authority to issue 3,800,000,000 shares designated as common stock, par value $0.01 per share. Discovery’s common stock is divided into three series. Discovery has authorized 1,700,000,000 shares of Series A common stock, 100,000,000 shares of Series B common stock, and 2,000,000,000 shares of Series C common stock. As of June 12, 2009, 134,140,933 shares of Series A common stock, 6,598,161 shares of Series B common stock and 140,724,661 shares of Series C common stock were issued and outstanding.

Common Stock

The holders of Series A common stock, Series B common stock and Series C common stock have equal rights, powers and privileges, except as otherwise described below.

Voting Rights

The holders of Series A common stock are entitled to one vote for each share held, and the holders of Series B common stock are entitled to ten votes for each share held, on all matters voted on by stockholders, including elections of directors (other than the directors to be elected by the holders of Series A convertible preferred stock, as provided in “Description of Preferred Stock—Series A Convertible Preferred Stock and Series C Convertible Preferred Stock—Series A Preferred Stock Directors” below). The holders of Series C common stock are not entitled to any voting powers, except as required by Delaware law. If the vote or consent of holders of Series C common stock is required for a matter by Delaware law, the holders of Series C common stock will be entitled to 1/100th of a vote for each share held. Subject to any preferential rights of holders of Series A convertible preferred stock and any other outstanding series of Discovery’s preferred stock created by Discovery’s board from time to time, the holders of outstanding shares of Series A common stock, Series B common stock, Series A convertible preferred stock, and each series of any other preferred stock entitled to vote thereon, if any, will vote as one class with respect to all matters to be voted on by stockholders of Discovery (excluding, with respect to the holders of Series A convertible preferred stock, the election of the directors to be elected by the holders of common stock). In addition, the consent of holders of 75% of the then-outstanding shares of Series B common stock, voting together as a separate class, is required for any issuance of shares of Series B common stock by Discovery (except in limited circumstances).

Dividends

Subject to any preferential rights of any outstanding series of Discovery’s preferred stock created by Discovery’s board from time to time, the holders of Discovery’s common stock are entitled to such dividends as may be declared from time to time by Discovery’s board from funds available therefor. Except as otherwise described under “—Distributions,” whenever a dividend is paid to the holders of one of series of common stock, Discovery will also pay to the holders of the other series of common stock an equal per share dividend.

Conversion

Each share of Series B common stock is convertible, at the option of the holder, into one share of Series A common stock. Series A common stock and Series C common stock are not convertible.

Distributions

Distributions made in shares of Series A common stock, Series B common stock, Series C common stock or any other security with respect to Series A common stock, Series B common stock or Series C common stock may be declared and paid only as follows:

•

a share distribution (i) consisting of shares of Series C common stock (or securities convertible therefor) to holders of Series A common stock, Series B common stock and Series C common stock, on an equal per share basis, or (ii) consisting of (x) shares of Series A common stock (or securities convertible therefor) to holders of Series A common stock, on an equal per share basis, (y) shares of Series B common stock (or securities convertible therefor) to holders of Series B common stock, on an equal per share basis, and (z) shares of Series C common stock (or securities convertible therefor) to holders of Series C common stock, on an equal per share basis; or

•

a share distribution consisting of shares of any class or series of securities of Discovery or any other person, other than Series A common stock, Series B common stock or Series C common stock (or securities convertible therefor) on the basis of a distribution of (1) identical securities, on an equal per share basis, to holders of Series A common stock, Series B common stock and Series C common stock; or (2) separate classes or series of securities, on an equal per share basis, to holders of Series A common stock, Series B common stock and Series C common stock; or (3) a separate class or series of securities to the holders of one or more series of Discovery’s common stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Discovery’s common stock, provided that, in the case of (2) or (3) above, the securities so distributed do not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provision and the holders of Series A common stock, Series B common stock and Series C common stock receiving securities of the class or series such that the relative voting rights of the securities of the class or series of securities to be received by the holders of each series of common stock corresponds, to the extent practicable, to the relative voting rights of each such series of Discovery’s common stock, and provided further that, in each case, the distribution is otherwise made on an equal per share basis; and provided further that the holders of Discovery Series B common stock have a consent right with respect to certain distributions of voting securities on Discovery Series C common stock and certain distributions pursuant to which the holders of Discovery Series B common stock would receive voting securities with lesser voting rights than those of the Discovery Series B common stock.

Discovery may not reclassify, subdivide or combine any series of its common stock without reclassifying, subdividing or combining the other series of its common stock, on an equal per share basis.

The foregoing distribution provisions were structured to ensure that all holders of Discovery common stock are treated equally in a distribution, while protecting the relative voting rights associated with each of the Series A and Series B shares of Discovery common stock. The distribution provisions permit holders of each series to receive a distribution of shares of the same series because such a distribution would not affect any series’ relative voting rights. The distribution provisions also permit Series C shares to be distributed to all holders of Discovery common stock because the relative voting power of the holders of Discovery Series A and Series B common stock would not be diluted by a distribution of non-voting stock. However, the distribution provisions do not permit either Series A shares or Series B shares to be distributed to all holders of Discovery common stock because the voting power of the holders of the higher voting series of stock would be diluted by the distribution of their series of voting stock to lower voting or non-voting series of stock. Lastly, the distribution provisions relating to other Discovery securities or non- Discovery stock replicate, to the extent practicable, the protections afforded to the various series of Discovery common stock described above.

Liquidation and Dissolution

In the event of Discovery’s liquidation, dissolution and winding up, after payment or provision for payment of Discovery’s debts and liabilities and subject to the prior payment in full of any preferential amounts to which Discovery’s preferred stock holders may be entitled including the liquidation preference granted to holders of Series A convertible preferred stock and Series C convertible preferred stock as described in the section “Description of Preferred Stock—Series A Convertible Preferred Stock and Series C Convertible Preferred Stock—Liquidation Preference” below, the holders of Series A common stock, Series B common stock, Series C common stock and Series A convertible preferred stock and Series C convertible preferred stock will share equally, on a share for share basis (and in case of holders of Series A convertible preferred stock and Series C convertible preferred stock, on an as converted into common stock basis), in Discovery’s assets remaining for distribution to the holders of Discovery’s common stock.

Anti-Takeover Effects of Provisions of the Restated Charter and Bylaws

Board of Directors

Discovery’s restated charter and bylaws provide that, subject to any rights of the holders of any series of Discovery’s preferred stock to elect additional directors and rights of holders of Series A convertible preferred stock to elect Series A preferred stock directors, the number of Discovery’s directors will not be less than three or greater than fifteen directors. The members of Discovery’s board (other than those who may be elected by holders of Discovery’s preferred stock or Series A preferred stock directors), which we refer to as common stock directors, are divided into three classes. Each class of common stock directors consists, as nearly as possible, of a number of directors equal to one-third of the then authorized number of common stock directors. The term of office of Discovery’s Class I directors expires at the annual meeting of Discovery stockholders in 2012. The term of office of Discovery’s Class II directors expires at the annual meeting of Discovery stockholders in 2010. The term of office of Discovery’s Class III directors expires at the annual meeting of Discovery stockholders in 2011. At each annual meeting of Discovery stockholders, the successors of that class of common stock directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of Discovery stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective successors are elected and qualified or until such director’s earlier death, resignation or removal.

Discovery’s restated charter provides that, subject to the rights of the holders of any series of Discovery’s preferred stock, Discovery’s common stock directors may be removed from office only for cause (as defined in Discovery’s restated charter) upon the affirmative vote of the holders of at least a majority of the aggregate voting power of Discovery’s outstanding capital stock entitled to vote at an election of directors, voting together as a single class.

Discovery’s restated charter provides that, subject to the rights of the holders of any series of Discovery’s preferred stock, vacancies in the offices of common stock directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on Discovery’s board, will be filled only by the affirmative vote of a majority of the remaining common stock directors then in office (even though less than a quorum) or by the sole remaining common stock director. Any director so elected will hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is assigned, and until that director’s successor will have been elected and qualified or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting Discovery’s board will shorten the term of any incumbent director, except as may be provided in the restated charter of Discovery or in any certificate of designation with respect to a series of Discovery’s preferred stock with respect to any additional director elected by the holders of that series of Discovery’s preferred stock.

These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of Discovery’s board by filling the vacancies created by removal with its own nominees. Under the classified board provisions described above, it would take at least two elections of directors (and in certain circumstances three elections) for any individual or group to gain control of Discovery’s board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of Discovery.

No Shareowner Action by Written Consent; Special Meetings

Discovery’s restated charter provides that, (except (i) as otherwise provided in the terms of any series of preferred stock or (ii) with respect to an action taken by the holders of Series B common stock when voting together as a separate class), any action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may not be taken without a meeting and may not be effected by any consent in writing by such holders. Holders of Series A convertible preferred stock voting as a separate class on any Special Class Vote Matter (as defined below under “Description of Preferred Stock—Series A Convertible Preferred Stock and Series C Convertible Preferred Stock—Special Class Vote Matters”) or on the election or removal of Series A preferred stock directors are permitted to act by written consent. Except as otherwise required by law and subject to the rights of the holders of any series of Discovery’s preferred stock, special meetings of Discovery stockholders for any purpose or purposes may be called only by Discovery’s Secretary at the request of at least 75% the directors of Discovery’s board then in office. No business other than that stated in the notice of special meeting will be transacted at any special meeting.

Advance Notice Procedures

Discovery’s bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of Discovery stockholders.

All nominations by stockholders or other business to be properly brought before a meeting of stockholders will be made pursuant to timely notice in proper written form to Discovery’s Secretary. To be timely, a stockholder’s notice must be given to Discovery’s Secretary at Discovery’s offices as follows:

(1) with respect to an annual meeting of Discovery stockholders that is called for a date not more than 30 days before or 60 days after the anniversary date of the immediately preceding annual meeting of Discovery stockholders, such notice will be given no earlier than the close of business on the 90th day prior to such anniversary and no later than the close of business on the 60th day prior to such anniversary;

(2) with respect to an annual meeting of Discovery stockholders that is called for a date which is more than 30 days before or 60 days after the anniversary date of the immediately preceding annual meeting of Discovery stockholders, such notice will be given no earlier than the close of business on the 100th day prior to the current annual meeting and not later than the close of business on the later of (A) the 70th day prior to the current annual meeting or (b) the 10th day following the day on which Discovery first publicly announces the date of the current annual meeting; and

(3) with respect to an election to be held at a special meeting of Discovery stockholders, not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting.

The public announcement of an adjournment or postponement of a meeting of Discovery stockholders does not commence a new time period (or extend any time period) for the giving of any such stockholder notice. However, if the number of directors to be elected to Discovery’s board at any meeting is increased, and Discovery does not make a public announcement naming all of the nominees for director or specifying the size of the increased board at least 100 days prior to the anniversary date of the immediately preceding annual meeting, a stockholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it will be delivered to Discovery’s Secretary at Discovery’s offices not later than the close of business on the 10th day following the day on which Discovery first made the relevant public announcement.

Amendments

Discovery’s restated charter provides that, subject to the rights of the holders of any series of Discovery’s preferred stock and rights of holders of Series A convertible preferred stock with respect to the Special Class Vote Matters, the affirmative vote of the holders of at least 80% of the aggregate voting power of Discovery’s outstanding capital stock generally entitled to vote upon all matters submitted to Discovery stockholders, voting together as a single class, is required to adopt, amend or repeal any provision of Discovery’s restated charter or the addition or insertion of other provisions in the certificate, provided that the foregoing voting requirement will not apply to any adoption, amendment, repeal, addition or insertion (1) as to which Delaware law does not require the consent of Discovery stockholders or (2) which has been approved by at least 75% of the members of Discovery’s board then in office. Subject to the rights of holders of Series A convertible preferred stock to approve the amendments of any material bylaw provisions, Discovery’s restated charter further provides that the affirmative vote of the holders of at least 80% of the aggregate voting power of Discovery’s outstanding capital stock generally entitled to vote upon all matters submitted to Discovery stockholders, voting together as a single class, is required to adopt, amend or repeal any provision of Discovery’s bylaws, provided that the foregoing voting requirement will not apply to any adoption, amendment or repeal approved by the affirmative vote of not less than 75% of the members of Discovery’s board then in office.

Supermajority Voting Provisions

In addition to the Special Class Vote Matters and supermajority voting provisions discussed under “—Amendments” above, Discovery’s restated charter provides that, subject to the rights of the holders of any series of Discovery’s preferred stock, the affirmative vote of the holders of at least 80% of the aggregate voting power of Discovery’s outstanding capital stock generally entitled to vote upon all matters submitted to Discovery stockholders, voting together as a single class, is required for:

•

Discovery’s merger or consolidation with or into any other corporation, provided, that the foregoing voting provision will not apply to any such merger or consolidation (1) as to which the laws of the State of Delaware, as then in effect, do not require the consent of Discovery stockholders, or (2) that at least 75% of the members of Discovery’s board of directors then in office have approved;

•

the sale, lease or exchange of all, or substantially all, of Discovery’s assets, provided, that the foregoing voting provisions will not apply to any such sale, lease or exchange that at least 75% of the members of Discovery’s board of directors then in office have approved; or

•

Discovery’s dissolution, provided, that the foregoing voting provision will not apply to such dissolution if at least 75% of the members of Discovery’s board of directors then in office have approved such dissolution.

Shareholder Rights Plan

On September 17, 2008, the Discovery board of directors declared a dividend of preferred share purchase rights to holders of record of Discovery’s common stock and holders of record of Discovery’s convertible preferred stock as of immediately after the effectiveness of the merger (the “Record Date”). The dividend consisted of one Series A Right for each share of Series A common stock outstanding or Series A convertible preferred stock outstanding on the Record Date, one Series B Right for each share of Series B common stock outstanding on the Record Date and one Series C Right for each share of Series C common stock outstanding or

Series C convertible preferred stock outstanding on the Record Date. Each Series A Right represents the right to purchase 1/1000th of a share of Discovery’s Series A Junior Participating Preferred Stock, par value $.01 per share (the “Series A Junior Preferred Stock”), each Series B Right represents the right to purchase 1/1000th of a share of Discovery’s Series B Junior Participating Preferred Stock, par value $.01 per share (the “Series B Junior Preferred Stock”) and each Series C Right (collectively with the Series A Rights and the Series B Rights, the “Rights”) represents the right to purchase 1/1000th of a share of Discovery’s Series C Junior Participating Preferred Stock, par value $.01 per share (the “Series C Junior Preferred Stock” and, collectively with the Series A Junior Preferred Stock and the Series B Junior Preferred Stock, the “Junior Preferred Stock”).

The description and terms of the Rights are set forth in a Rights Agreement, dated as of September 17, 2008 and amended as of December 10, 2008, as the same may be further amended from time to time (the “Rights Agreement”), between Discovery and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).

Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons has become an “Acquiring Person” (as described below) or (ii) 10 business days (or such later date as may be determined by action of the board of directors of Discovery prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group of affiliated or associated persons becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the common stock certificates or Convertible Preferred Stock certificates outstanding as of the Record Date, by such common stock certificate or Convertible Preferred Stock certificate together with the Summary of Rights included in Amendment No. 1 to the Rights Agreement between Discovery and Computershare Trust Company, N.A. dated December 10, 2008 and incorporated by reference herein, or in the case of uncertificated shares, the balances indicated in the book-entry account system of the transfer agent for the common stock or the Convertible Preferred Stock. Except in certain situations, a person or group of affiliated or associated persons becomes an “Acquiring Person” upon acquiring beneficial ownership of 10% or more of the outstanding shares of common stock. Notwithstanding the foregoing, generally, where a person or group of affiliated or associated persons has a Schedule 13G on file with the SEC pursuant to the requirements of Rule 13d-1 under the Exchange Act, and only for so long as such person or group of affiliated or associated persons continues to report on Schedule 13G, does not acquire beneficial ownership of shares of Series A common stock representing 10% or more of the outstanding shares of common stock (for purposes of calculating the shares of Series A common stock beneficially owned by a person, treating any shares of Series B common stock beneficially owned as having been converted into shares of Series A common stock) and does not acquire beneficial ownership of 5% or more of the outstanding shares of Series B common stock, such person or group of affiliated or associated persons becomes an Acquiring Person upon acquiring beneficial ownership of 20% or more of the outstanding shares of common stock.

The Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), the Rights will be transferred with and only with the common stock or the Convertible Preferred Stock. Until the Distribution Date (or earlier expiration of the Rights), new common stock certificates or Convertible Preferred Stock certificates issued after the Record Date upon transfer or new issuances of common stock or Convertible Preferred Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier expiration of the Rights), the transfer of any shares of common stock or Convertible Preferred Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with such shares of common stock or Convertible Preferred Stock. As soon as practicable following the Distribution Date, separate certificates evidencing the Series A Rights (“Series A Rights Certificates”), the Series B Rights (“Series B Rights Certificates”) and the Series C Rights (“Series C Rights Certificates” and, collectively with the Series A Right Certificates and the Series B Right certificates, the “Rights Certificates”) will be mailed to holders of record of the Series A common stock, the Series B common stock, the Series C common stock, the Series A Convertible Preferred Stock and the

Series C Convertible Preferred Stock, respectively (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), as of the close of business on the Distribution Date, and thereafter such separate Rights Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on September 17, 2018 (the “Final Expiration Date”), unless the Final Expiration Date is advanced or extended or unless the Rights are earlier redeemed or exchanged by Discovery, in each case as described below.

The Purchase Price payable to exercise the Rights, and the number of shares of Junior Preferred Stock or other securities or property issuable upon any such exercise are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Junior Preferred Stock, (ii) upon the grant to holders of the Junior Preferred Stock of certain rights, options or warrants to subscribe for or purchase Junior Preferred Stock at a price, or securities convertible into Junior Preferred Stock with a conversion price, less than the then-current market price of the Junior Preferred Stock or (iii) upon the distribution to holders of the Junior Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Junior Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights associated with each share of common stock is subject to adjustment in the event of a stock dividend on the common stock payable in shares of common stock or subdivisions, consolidations or combinations of the common stock occurring, in any such case, prior to the Distribution Date. The number of outstanding Rights associated with each share of Convertible Preferred Stock is subject to adjustment in the event of a stock dividend on the Convertible Preferred Stock payable in shares of Convertible Preferred Stock or subdivisions, consolidations or combinations of the Convertible Preferred Stock occurring, in any such case, prior to the Distribution Date.

Shares of Junior Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Junior Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $10.00 per share of Junior Preferred Stock, and (b) an amount per share of Junior Preferred Stock equal to 1,000 times the dividend declared per share of the applicable series of common stock. In the event of liquidation, dissolution or winding up of Discovery, the holders of the Junior Preferred Stock will be entitled to a minimum preferential payment of the greater of (a) $10.00 per share (plus any accrued but unpaid dividends), and (b) an amount equal to 1,000 times the payment made per share of the applicable series of common stock. Each share of Junior Preferred Stock will have 1,000 times the number of votes each share of the applicable series of common stock has on matters such series is entitled to vote on, which shall be voted together with the applicable series of common stock (and, accordingly, the Series C Junior Preferred Stock, like the Series C common stock, will not ordinarily have any voting power). Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of common stock are converted or exchanged, each share of Junior Preferred Stock will be entitled to receive 1,000 times the amount received per share of the applicable series of common stock. These rights are protected by customary antidilution provisions.

Because of the nature of the Junior Preferred Stock’s dividend, liquidation and voting rights, the value of the 1/1000th interest in a share of Junior Preferred Stock purchasable upon exercise of each Series A Right, Series B Right and Series C Right should approximate the value of one share of Series A common stock, Series B common stock and Series C common stock, respectively.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right that number of shares of Series A common stock (in the case of a Series A Right), Series B common stock (in the case of a Series B Right) or Series C common stock (in the case of a Series C Right), having a market value equal to two times the exercise price of the Right.

In the event that, after a person or group has become an Acquiring Person, Discovery is acquired in a merger or other business combination transaction, or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person, which will have become void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom Discovery has engaged in such transaction (or its parent) that at the time of such transaction have a market value equal to two times the exercise price of the Right.

At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of shares of common stock representing 50% or more of the total number of votes entitled to be cast generally by the holders of the common stock then outstanding, the board of directors of Discovery may exchange the Rights (other than Rights owned by such Acquiring Person, which will have become void), in whole or in part, for shares of common stock or Junior Preferred Stock (or a series of Discovery’s preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of common stock, or a fractional share of Junior Preferred Stock (or other preferred stock) equivalent in value thereto, per Right.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Junior Preferred Stock or common stock will be issued (other than fractions of Junior Preferred Stock which are integral multiples of 1/1000th of a share of Junior Preferred Stock, which may, at the election of Discovery, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Junior Preferred Stock or the common stock.

At any time prior to the time an Acquiring Person becomes such, the board of directors of Discovery may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the “Redemption Price”) payable, at the option of Discovery, in cash, shares of common stock or such other form of consideration as the board of directors of Discovery shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the board of directors of Discovery in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

For so long as the Rights remain redeemable, Discovery may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, Discovery may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights.

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of Discovery, including, without limitation, the right to vote or to receive dividends.

Registration Rights

At the closing of the Newhouse Transaction, Discovery and Advance/Newhouse entered into a registration rights agreement.

Pursuant to the registration rights agreement, subject to certain limitations and restrictions, Advance/Newhouse has the right to require Discovery to use its reasonable efforts to register the shares of Discovery common stock issuable upon conversion of the convertible preferred stock issued in the Newhouse Transaction. Advance/Newhouse has the right to demand up to three such registrations, subject to certain conditions. Discovery will be responsible for customary registration expenses incurred in connection with any such registration. Subject to certain limitations and restrictions, Advance/Newhouse has the right to assign any or all of its registration rights to any member of its stockholder group and to third parties. Any such transferee is required to agree to be bound by the registration rights agreement and such transfer is to be effected in accordance with applicable securities laws. Advance/Newhouse may effect an underwritten public offering with respect to shares included in a shelf registration statement so long as the gross proceeds to the selling holders are expected to exceed $100,000,000. Advance/Newhouse will be permitted to select one co-lead bookrunning managing underwriter for such public offering reasonably acceptable to Discovery and Discovery will select the remaining co-lead bookrunning managers.

Advance/Newhouse also has piggy-back registration rights to participate in any primary or secondary offering of shares of Discovery common stock by Discovery, whether for its own account or for the account of any other stockholders.

The registration rights agreement also contains customary provisions relating to blackout periods and indemnification.

Transfer Agent and Registrar

The transfer agent for Discovery’s common stock is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK

The following summary contains a description of the general terms and provisions of the preferred stock that Discovery may issue. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any applicable prospectus supplement are not complete. You should refer to Discovery’s restated charter and bylaws and the certificate of designation in connection with the offering of a particular series of preferred stock.

General

Under Discovery’s restated charter, Discovery has authority to issue 200,000,000 shares of preferred stock, par value $0.01 per share. Discovery currently has two designated series of preferred stock. Discovery has authorized 75,000,000 shares of Series A convertible preferred stock and 75,000,000 shares of Series C convertible preferred stock. The remaining 50,000,000 authorized shares of preferred stock are undesignated as to series and are issuable in accordance with the provisions of the restated charter. As of June 12, 2009, 71,107,312 shares of Series A convertible preferred stock and 71,107,312 shares of Series C convertible preferred stock were issued and outstanding. We are not registering the resale of the outstanding Series A convertible preferred stock or the outstanding Series C convertible preferred, nor are we registering the issuance of additional shares of Series A convertible preferred stock or Series C convertible preferred stock pursuant to this prospectus.

Pursuant to Discovery’s restated charter, Discovery is authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of its board of directors. Discovery’s board of directors is authorized to fix the designation of the series, the number of authorized shares of the series, dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, powers, preferences and limitations applicable to each series of the preferred stock. The authorized shares of Discovery’s preferred stock are available for issuance without further action by Discovery’s stockholders, unless such action is subject to the approval of the holders of Series A convertible preferred stock or required by applicable law or the rules of any stock exchange or automated quotation system on which Discovery’s securities may be listed or traded. If the approval of Discovery’s stockholders is not required for the issuance of shares of Discovery’s preferred stock, Discovery’s board may determine not to seek stockholder approval.

A series of Discovery’s preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Discovery’s board of directors will make any determination to issue such shares based upon its judgment as to the best interests of Discovery’s stockholders. Discovery’s board of directors, in so acting, could issue Discovery’s preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of Discovery’s board of directors, including a tender offer or other transaction that some, or a majority, of Discovery stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

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the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions;

•	whether Discovery has elected to offer depositary shares as described under “Description of Depositary Shares;” and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of Discovery’s general creditors.

As described under “Description of Depositary Shares,” Discovery may, at its option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon Discovery’s liquidation, dissolution or winding up of its affairs, rank:

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senior to all classes or series of Discovery’s common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon Discovery’s liquidation, dissolution or winding up of its affairs;

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on a parity with all equity securities issued by Discovery, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon Discovery’s liquidation, dissolution or winding up of its affairs; and

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junior to all equity securities issued by Discovery, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon Discovery’s liquidation, dissolution or winding up of its affairs.

The term “equity securities” does not include convertible debt securities.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by Discovery’s board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on Discovery’s stock books on record dates fixed by Discovery’s board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If Discovery’s board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and Discovery will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date Discovery initially issues shares of such series or such other date specified in the applicable prospectus supplement.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of Discovery’s affairs, then, before it makes any distribution or payment to the holders of any common stock or any other class or series of its capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of its affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the applicable prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of Discovery’s remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if Discovery’s available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of its capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon liquidation, dissolution or winding up and if Discovery has made liquidating distributions in full to all holders of preferred stock, it will distribute its remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, Discovery’s consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of its property or business will not be deemed to constitute a liquidation, dissolution or winding up of its affairs.

Redemption

If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at Discovery’s option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by Discovery in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. Discovery may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of Discovery’s capital stock, the terms of such preferred stock may provide that, if no such shares of its capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of Discovery’s capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, Discovery will not redeem any preferred stock of a series unless:

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if that series of preferred stock has a cumulative dividend, Discovery has declared and paid or contemporaneously declares and pays or sets aside funds to pay full cumulative dividends on the preferred stock for the past and current dividend period; or

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if such series of preferred stock does not have a cumulative dividend, Discovery has declared and paid or contemporaneously declares and pays or sets aside funds to pay full dividends for the current dividend period.

In addition, Discovery will not acquire any preferred stock of a series unless:

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if that series of preferred stock has a cumulative dividend, Discovery has declared and paid or contemporaneously declares and pays or sets aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

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if that series of preferred stock does not have a cumulative dividend, Discovery has declared and paid or contemporaneously declares and pays or sets aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time Discovery may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of Discovery’s capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, Discovery will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that Discovery determines. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified in the prospectus supplement, Discovery will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on its stock transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and series of the preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•	the date upon which the holder’s conversion rights, if any, as to such shares shall terminate; and

•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and Discovery has set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares so called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights

Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

Unless otherwise provided for any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to the restated charter that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

Conversion Rights

The terms and conditions, if any, upon which any series of preferred stock is convertible into series A common stock or series C common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of series A common stock or series C common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at Discovery’s option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar

The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Series A Convertible Preferred Stock and Series C Convertible Preferred Stock

The holders of Discovery’s Series A convertible preferred stock and Series C convertible preferred stock have the rights, powers and privileges described below.

General Voting Rights

In connection with any matter as to which the holders of Series A common stock and Series B common stock are entitled to vote other than the election of common stock directors, holders of Series A convertible preferred stock and, if holders of Series C common stock are entitled to vote pursuant to Delaware law, the holders of Series C convertible preferred stock, have the right to vote with holders of common stock on an as converted to common stock basis, voting together as a single class on all matters to be voted on by stockholders of Discovery (excluding the election of common stock directors).

Special Class Vote Matters

So long as Advance/Newhouse or any of the direct or indirect subsidiaries of Advance Publications, Inc. or Newhouse Broadcasting Corporation (collectively referred to as the “ANPP Stockholder Group”) or any ANPP Permitted Transferee (as defined below) owns or has the right to vote such number of shares of Series A convertible preferred stock constituting at least 80% of the number of shares equal to the sum of (x) the number of shares of Series A convertible preferred stock issued to the ANPP Stockholder Group in the Transaction plus (y) the number of shares of Series A convertible preferred stock released to the ANPP Stockholder Group from escrow (such number of shares, the “Base Amount”), Discovery’s restated charter requires the consent of the holders of a majority of such shares of Series A convertible preferred stock (“Majority Holders”) before Discovery or any of its subsidiaries can take any of the actions described below (any such action, a “Special Class Vote Matter”).

The term “ANPP Permitted Transferee” means a person (who is not a member of the ANPP Stockholder Group) that acquires record and beneficial ownership of all outstanding shares of Series A convertible preferred stock from one or more members of the ANPP Stockholder Group or another ANPP Permitted Transferee, provided that the shares of Series A convertible preferred stock, Series C convertible preferred stock and Discovery common stock beneficially owned by such transferee and its affiliates immediately following such transfer do not exceed the Maximum Amount.

The term “Maximum Amount” means a number of shares of Discovery common stock equal to (x) 7.5% of the sum of (A) the number of shares of Discovery common stock (including shares issuable on conversion of Series A convertible preferred stock or Series C convertible preferred stock (other than escrow shares)) outstanding immediately following the effective time of the merger, (B) the number of shares of Discovery common stock issuable upon conversion of Series A convertible preferred stock and Series C convertible preferred stock released to the ANPP Stockholder Group from escrow, and (C) the number of shares of Discovery common stock issuable upon exercise of options of Discovery, which options were converted in the merger from options to acquire shares of DHC common stock; plus (y) the number of shares of Discovery common stock issuable upon conversion of the shares of Series A convertible preferred stock and Series C convertible preferred stock issued to Advance/Newhouse in the Transaction; plus (z) any shares of Series A convertible preferred stock and Series C convertible preferred stock released from escrow. The Maximum Amount is subject to adjustment upon certain transfers of shares of Series A convertible preferred stock or Series C convertible preferred stock (or shares of common stock issuable upon conversion thereof). The Maximum Amount will be deemed to have been exceeded if after the date shares of Series A convertible preferred stock and Series C convertible preferred stock were initially issued to Advance/Newhouse, any member of the ANPP Stockholder Group or any ANPP Permitted Transferee acquires shares of common stock or transfers shares of Series A convertible preferred stock or Series C convertible preferred stock to any third party and such transaction results in an increase in the aggregate voting power held by the ANPP Stockholder Group, ANPP Permitted Transferee, or such transferee and their respective affiliates collectively following such transaction by greater than 1% of the aggregate voting power held by the ANPP Stockholder Group immediately after the effective time of the merger. For purposes of calculating such aggregate voting power, escrow shares will be excluded, any shares of Series A convertible preferred stock released from escrow will be included, and the number of shares of Discovery common stock issuable upon exercise of options of Discovery outstanding immediately after the merger, will be included.

Special Class Vote Matters are any:

•	increase in the size of the board in excess of 11 directors;

•	fundamental change in the business of Discovery and its subsidiaries;

•	investment, joint venture or acquisition constituting a material departure from the current lines of business of Discovery;

•	the material amendment, alteration or repeal of any provision of Discovery’s restated charter or bylaws (or the organizational documents of any Discovery subsidiary);

•	related party transactions between Discovery and its subsidiaries and any related party unless similar to comparable transactions with third parties or on arm’s length terms;

•	merger, consolidation or other business combination by Discovery into another entity other than transactions with its direct or indirect wholly-owned subsidiaries;

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disposition or acquisition by Discovery or any of its subsidiaries of any assets or properties exceeding $250 million in aggregate value or acquisition in which stock consideration is paid having voting rights superior to the voting rights of the Series A convertible preferred stock;

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authorization, issuance, reclassification, redemption, exchange, subdivision or recombination of any equity securities of Discovery or its material subsidiaries other than certain specified exceptions;

•	action resulting in the voluntary liquidation, dissolution or winding up of Discovery or any of its material subsidiaries;

•	substantial change in Discovery’s service distribution policy and practices;

•	dividend on, or distribution to holders of, equity securities of Discovery or any subsidiary of Discovery subject to specified exceptions;

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incurrence of indebtedness by Discovery or any of its subsidiaries if total debt of Discovery and its subsidiaries would exceed four times the annualized cash flow of Discovery for the previous four consecutive quarterly periods or result in debt service for the next twelve months exceeding sixty-six percent of its annualized cash flow;

•	appointment or removal of the Chairman of the board or Chief Executive Officer of Discovery;

•	public offering of any securities of Discovery or any of its subsidiaries subject to certain specified exceptions; and

•	adoption of Discovery’s annual business plan or any material deviation therefrom.

Series A Preferred Stock Directors

The holders of the Series A convertible preferred stock have the right to elect three members of the board of directors and two such directors must qualify as independent directors as defined by the applicable rules and regulations of Nasdaq or the SEC. The shares of common stock are not entitled to vote in the election of such directors.

Any vacancy in the office of a preferred stock director will be filled solely by the holders of the Series A convertible preferred stock entitled to appoint such director. A preferred stock director may be removed without cause by the written consent of the holders of a majority of the then outstanding shares of the Series A convertible preferred stock and may be removed with cause (as defined in Discovery’s restated charter) upon the affirmative vote of the holders of a majority of the total voting power of the then outstanding shares of Discovery’s common stock and Series A convertible preferred stock and any other series of preferred stock entitled to vote upon the election of common stock directors voting together as a single class.

Dividends

Subject to the prior preferences and other rights of any senior stock, whenever a cash dividend is paid to the holders of Discovery common stock, Discovery will also pay to the holders of the Series A convertible preferred stock and Series C convertible preferred stock an equal per share cash dividend on an as converted to common stock basis.

Conversion

Each share of Series A convertible preferred stock is initially convertible, at the option of the holder, into one share of Series A common stock, subject to adjustments in such conversion rate to provide for dividends, distributions, rights or warrants granted to holders of Discovery’s common stock and any reclassification, consolidation, merger, sale or transfer or change in Discovery’s common stock. Each share of Series C convertible preferred stock is initially convertible, at the option of the holder, into one share of Series C common stock, subject to adjustments in such conversion rate to provide for dividends, distributions, rights or warrants granted to holders of Discovery’s common stock and any reclassification, consolidation, merger, sale or transfer or change in Discovery’s common stock.

Generally, each share of Series A and Series C convertible preferred stock will automatically convert into the applicable series of common stock if such share is transferred to a third party and such transfer is not a permitted transfer. In addition, all of the outstanding Series A and Series C convertible preferred stock will automatically convert into the applicable series of common stock at such time as the number of outstanding shares of Series A convertible preferred stock is less than 80% of the Base Amount.

Liquidation Preference

In the event of Discovery’s liquidation, dissolution and winding up, after payment or provision for payment of Discovery’s debts and liabilities and subject to the prior payment with respect to any stock ranking senior to Series A convertible preferred stock or Series C convertible preferred stock, the holders of Series A convertible preferred stock and Series C convertible preferred stock will receive, before any payment or distribution is made to the holders of any common stock or other junior stock, an amount (in cash or property) equal to $.01 per share. Following payment of such amount and the payment in full of all amounts owing to the holders of securities ranking senior to Discovery’s common stock, holders of Series A convertible preferred stock and Series C convertible preferred stock will be entitled to share ratably, on an as-converted to common stock basis, with the holders of Discovery’s common stock, as to any amounts remaining for distribution to such holders.

DESCRIPTION OF DEPOSITARY SHARES

General

Discovery may, at its option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If it does, it will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by Discovery to act as depositary, under a deposit agreement between Discovery, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the forms of the deposit agreement, Discovery’s restated charter and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with Discovery’s approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of Discovery, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever Discovery redeems shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as Discovery has paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and Discovery will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

Discovery will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Discovery will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between Discovery and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or Discovery only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with Discovery’s dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to Discovery notice of its election to do so, and Discovery may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon Discovery’s appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from Discovery, that are delivered to the depositary and that Discovery is required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications Discovery delivers to the depositary as the holder of preferred stock.

Limitation of Liability

Neither Discovery nor the depositary will be liable if either of them is prevented or delayed by law or any circumstance beyond Discovery’s control in performing its obligations. Discovery’s obligations and those of the depositary will be limited to performance in good faith of its and their duties thereunder. Discovery and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Discovery and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

Discovery may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to Discovery, and obligating Discovery to sell to or purchase from the holders, a specified number of shares of Discovery’s common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of one or more stock purchase contracts and beneficial interests in:

•	debt securities,

•	debt obligations of third parties, including U.S. treasury securities, or

•	any other securities described in the applicable prospectus supplement or any combination of the foregoing,

securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require Discovery to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including without limitation by pledging their interest in another stock purchase contract.

The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS

Discovery may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. Discovery may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If Discovery issues warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that Discovery may offer. Further terms of the warrants will be described in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the specific designation and aggregate number of, and the price at which Discovery will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of the equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•

if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and, the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•

the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

FORMS OF SECURITIES

Each debt security, depositary share, stock purchase contract, stock purchase unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, stock purchase contracts, stock purchase units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Discovery may issue registered debt securities, depositary shares, stock purchase contracts, stock purchase units and warrants, and DCH and DCL may issue registered debt securities, in the form of one or more fully registered global securities. Unless the applicable prospectus supplement provides otherwise, the global securities will be deposited with The Depository Trust Company (“DTC”) or its nominee identified in the applicable prospectus supplement and registered in the name of DTC or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among DTC for the registered global security, the nominees of DTC or any successors of DTC or those nominees.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with DTC or persons that may hold interests through participants. Upon the issuance of a registered global security, DTC will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by DTC, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as DTC, or its nominee, is the registered owner of a registered global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, stock purchase contract, unit agreement or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, stock purchase contract, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of DTC for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, stock purchase contract, unit agreement, trust agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, stock purchase contract, unit agreement, trust agreement or warrant agreement, DTC would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal or premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, stock purchase contracts or stock purchase units, represented by a registered global security registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the registered global security. None of Discovery, DCH, DCL, the trustees, any warrant agent, unit agent or any other agent of Discovery, DCH or DCL, agent of the trustee or agent of such warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of DTC. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If DTC is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by DTC. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that DTC gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that DTC’s instructions will be based on directions received by DTC from participants with respect to ownership of beneficial interests in the registered global security that had been held by DTC.

DTC

DTC has advised us that it is a limited-purpose trust company organized under the New York banking law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator,” under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to herein as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Euroclear has further advised us that investors that acquire, hold and transfer interests in securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures

Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC’s participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with the DTC’s rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

If the securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The consolidated financial statements of Discovery Communications, Inc. and its subsidiaries as of and for the year ended December 31, 2008 incorporated in this prospectus by reference to Discovery Communications, Inc.’s Current Report on Form 8-K dated June 16, 2009, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Discovery Communications Holding, LLC (Successor Company) as of December 31, 2007 and for the period from May 15, 2007 through December 31, 2007, and Discovery Communications, Inc. (Predecessor Company) for the period from January 1, 2007 through May 14, 2007, and for the year ended December 31, 2006 incorporated in this prospectus by reference to Discovery Communications, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Discovery Holding Company and its subsidiaries as of December 31, 2007 incorporated in this prospectus by reference to Discovery Communications, Inc.’s Current Report on Form 8-K dated June 16, 2009 have been so incorporated by reference in reliance on the report of KPMG LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.